Filed pursuant to Rule 424(b)(5),
Registration No. 333-288028

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2025)

5,410,000 Shares

Dow Inc.

Common Stock

Dow Inc. is filing this prospectus supplement to register an aggregate of 5,410,000 shares of common stock, par value $0.01 per share, of Dow Inc. (the “Common Stock”), available for issuance under the Dow Inc. 2019 Stock Incentive Plan (the “Plan”) with respect to shares of Common Stock (i) underlying equity awards of DowDuPont Inc. (“DowDuPont”) granted under (1) The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan, (2) The Dow Chemical Company 1988 Amended and Restated Award and Option Plan, or (3) the E. I. du Pont de Nemours and Company Equity Incentive Plan that were assumed by Dow Inc. in connection with the spin-off of Dow Inc. from DowDuPont on April 1, 2019 (the “Dow Separation”) and converted into awards of Dow Inc. under the Plan that are denominated in Dow Inc.’s Common Stock pursuant to the Employee Matters Agreement, by and among DowDuPont, Corteva, Inc. and Dow Inc., effective as of April 1, 2019 (the “Employee Matters Agreement”), and (ii) underlying equity awards granted by Dow Inc. under the Plan effective as of April 1, 2019 in connection with the Dow Separation to certain holders of equity awards of DowDuPont pursuant to the Employee Matters Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Dow Inc.’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “DOW.” The last reported closing price of our Common Stock on the New York Stock Exchange on July 9, 2026 was $28.50 per share.

Investing in our Common Stock involves risks that are described or referred to in the “Risk Factors” section beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

July 10, 2026

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of Common Stock and other information. The second part is the accompanying prospectus dated June 13, 2025, which is part of our Registration Statement on Form S-3 (No. 333-288028-01) and contains more general information, some of which does not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf to subscribe for or purchase any of the Common Stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company and its consolidated subsidiaries. References to the “Company” and “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

S-i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any supply chain, operational or other disruptions, sanctions, export restrictions, or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; Dow’s ability to realize expected benefits from Transform to Outperform on the contemplated timeframe; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of

S-ii

Dow Inc.’s and TDCC’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and under the heading “Risk Factors” in Part II, Item 1A. of Dow Inc.’s and TDCC’s combined Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, each incorporated by reference herein, and any updates thereto in Dow Inc.’s and TDCC’s subsequent SEC filings. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develop into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

S-iii

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus supplement, the accompanying prospectus or the documents that we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated herein by reference, including the financial statements and notes thereto, before making an investment decision. Please see “Cautionary Statement Concerning Forward-Looking Statements.”

Overview

Dow is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. Dow’s global breadth, asset integration and scale, customer-focused innovation and leading business positions enable it to achieve profitable growth and help deliver a sustainable future. Dow operates manufacturing sites in 29 countries and employs approximately 34,600 people.

Dow’s principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674. Our telephone number is (989) 636-1000. Our Internet website address is www.dow.com. The information on or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

Dow conducts its worldwide operations through global businesses which are reflected in the following reportable segments:

Packaging & Specialty Plastics

The Packaging & Specialty Plastics operating segment consists of two highly integrated global businesses: Hydrocarbons & Energy and Packaging and Specialty Plastics. The segment employs the industry’s broadest polyolefin product portfolio, supported by Dow’s proprietary catalyst and manufacturing process technologies. These differentiators, plus collaboration at the customer’s design table, enable the segment to deliver more reliable, durable, higher-performing solutions designed for recyclability and enhanced plastics circularity and sustainability. The segment serves customers, brand owners and ultimately consumers in key markets including food and specialty packaging; industrial and consumer packaging; health and hygiene; caps, closures and pipe applications; consumer durables; mobility; and infrastructure. This segment includes Dow’s share of the results of The Kuwait Styrene Company K.S.C.C. and The SCGC-Dow Group, as well as a portion of Dow’s share of the results of EQUATE Petrochemical Company K.S.C.C. (“EQUATE”), The Kuwait Olefins Company K.S.C.C. (“TKOC”), Map Ta Phut Olefins Company Limited (“Map Ta Phut”) and Sadara Chemical Company (“Sadara”), which are all joint ventures of Dow.

Industrial Intermediates & Infrastructure

The Industrial Intermediates & Infrastructure operating segment consists of two customer-centric global businesses—Industrial Solutions and Polyurethanes & Construction Chemicals—that develop important intermediate chemicals that are essential to manufacturing processes, as well as downstream, customized materials and formulations that use advanced development technologies.

These businesses primarily produce and market ethylene oxide and propylene oxide derivatives that are aligned to market segments as diverse as appliances; coatings; furniture and bedding; building and construction; mobility; electronics; surfactants for cleaning and sanitization; infrastructure; and oil and gas. The businesses’ global scale and reach, world-class technology, research and development capabilities and materials science expertise enable Dow to be a premier solutions provider offering customers value- added sustainable solutions to enhance comfort, energy efficiency, product effectiveness and durability. This segment includes a portion of Dow’s share of the results of EQUATE, TKOC, Map Ta Phut and Sadara.

Performance Materials & Coatings

The Performance Materials & Coatings operating segment includes industry-leading franchises that deliver a wide array of solutions into consumer, infrastructure and mobility end-markets. The segment consists of two global businesses: Coatings & Performance Monomers and Consumer Solutions. These businesses primarily utilize Dow’s acrylics-, cellulosics- and silicone-based technology platforms to serve the needs of the architectural and industrial coatings; home and personal care; consumer and electronics; mobility; industrial and chemical processing; and infrastructure (including residential and commercial buildings) end-markets. Both businesses employ materials science capabilities, global reach and unique products and technology combining chemistry platforms to deliver differentiated, market-driven and sustainable innovations to customers.

Corporate

Corporate includes certain enterprise and governance activities (including insurance operations, environmental operations, etc.); non-business aligned joint ventures; non-business aligned litigation expenses; and discontinued or non-aligned businesses.

The Offering

Issuer	Dow Inc.

Common Stock Offered	5,410,000 shares of Common Stock, all of which may be acquired pursuant to the Covered Awards (defined below) granted or assumed under the Plan.

Use of Proceeds	Any proceeds received by us from the exercise of Covered Awards that are stock options will be used for general corporate purposes. These proceeds represent the exercise prices for such stock options. We cannot estimate the amount of any such proceeds at this time.

New York Stock Exchange Symbol	“DOW”

RISK FACTORS

Investing in the Common Stock involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A. of Dow Inc.’s and TDCC’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and under “Risk Factors” in Part II, Item 1A. of Dow Inc.’s and TDCC’s combined Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, each incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

The risks and uncertainties referred to above are not the only risks facing us. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, may also become important and material factors that affect us. If any of the risks and uncertainties referred to above develop into actual events, our business, financial condition, cash flows or results of operations could be materially adversely affected and you could lose all or part of your original investment. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

Any proceeds received by us from the exercise of Covered Awards that are stock options will be used for general corporate purposes. These proceeds represent the exercise prices for such stock options. We cannot estimate the amount of any such proceeds at this time.

SUMMARY OF DOW INC. 2019 STOCK INCENTIVE PLAN

This is a summary, in question-and-answer format, of the important features of the Dow Inc. 2019 Stock Incentive Plan, effective as of April 1, 2019 (the “Effective Time”), and as amended on April 15, 2021 and on April 9, 2026 (as so amended, the “Plan”), and the awards that have been granted or may be granted from time to time under the Plan. Please review this summary carefully so that you understand the rights and the benefits you may receive under the Plan as well as the restrictions that apply to the awards and the common stock of Dow Inc., par value $0.01 per share (“Shares”), that you may receive under the Plan.

The Plan authorizes Dow Inc. to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, directors, officers, independent contractors, consultants, advisors and other individuals. It also authorizes Dow to grant awards to certain persons who held outstanding equity awards granted under DowDuPont’s equity compensation programs in accordance with the Employee Matters Agreement, whether or not such persons would otherwise be eligible to receive awards under the Plan (“Shareholder Method Awards”).

If you held an award of DowDuPont that was converted into an award of the Company in connection with the spin-off of the Company from DowDuPont (“Employer Method Awards,” and together with “Shareholder Method Awards,” the “Covered Awards”), please refer to the prospectus for the applicable plan under which your Employer Method Award was initially granted and your award agreement for further information as well as the Equity Conversion Communication and FAQ made available to you in connection with the spin-off explaining the treatment of your award and certain adjustments that have been made pursuant to the Employee Matters Agreement.

Additional information about the Plan may be obtained without charge by contacting the Company’s HR Service Center at 833-693-6947.

The principal features of the Plan are summarized below. You may request a copy of the Plan itself using the above contact information. Should there be a conflict between this summary and the Plan, the provisions of the Plan shall prevail.

I.	GENERAL PLAN PROVISIONS

1.	What is the purpose of the Plan?

The purpose of the Plan is to (i) help the Company and its affiliates retain, attract and motivate their officers, employees, consultants, independent contractors, advisors, and/or directors and (ii) provide incentives linked to the growth and success of the Company’s businesses and to increases in Company shareholder value.

2.	What types of awards may be granted under the Plan?

The Plan permits the grant of (a) nonqualified stock options, (b) stock appreciation rights, (c) performance awards, (d) restricted stock, (e) restricted stock units, (f) other stock-settled or cash-settled awards (collectively, “Awards”). Awards may be granted singly or in combination.

3.	Who administers the Plan?

The Plan shall be administered by the Compensation and Leadership Development Committee of the board of directors of the Company (the “Board”) or such other committee of the Board as the Board may from time to time designate (the “Committee”), which in either case shall be comprised of no fewer than two members. Each member of the Committee shall qualify as independent for purposes of the New York Stock Exchange (“NYSE”) listing rules and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any successor thereto (the “Exchange Act”).

4.	What are the Committee’s responsibilities under the Plan?

Subject to the terms of the Plan, the Committee shall have the authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including, without limitation, to:

•

determine who is an eligible individual and select the eligible individuals to whom Awards may be granted, the type or types of Awards to be granted to such eligible individuals, the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

•

determine the terms and conditions of any Award granted under the Plan, including the exercise price, grant price or purchase price, any restrictions or limitations on the Award, and the vesting or performance conditions applicable to the Award;

•

modify, amend, or adjust the terms and conditions of any Award at any time, including the content of performance goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

•

determine whether, to what extent, and under what circumstances: (1) Shares, cash, and other amounts payable with respect to an Award shall be deferred; (2) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, (3) an Award may be canceled, forfeited, or surrendered; and (4) Awards may be transferred, notwithstanding restrictions and limits on the transfer of Awards set forth in the Plan and in any Award Agreement (as defined below);

•	determine the extent to which adjustments are required pursuant to the Plan;
•

determine whether conditions and events described in the Plan or in Award Agreements are satisfied, including whether a participant is disabled or retired, whether a Change in Control (as defined in the Plan) has taken place, and whether a participant has been involuntarily terminated;

•	determine and apply such policies and procedures as it deems appropriate to provide for claw-back or recoupment of Awards, as provided under the Plan or under the terms of an Award Agreement;
•	adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
•	prescribe and amend the terms of the Award Agreements and the terms of or form of any document or notice required to be delivered to the Company by participants;
•	interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and define terms not otherwise defined in the Plan or an Award Agreement;

•	make exceptions to any provision of the Plan or Award Agreement if the Committee in good faith determines that it is appropriate to do so;
•	make and approve corrections in the documentation or administration of any Award;
•

adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any affiliate may operate; and

•	make all other determinations deemed necessary or advisable for the administration of the Plan.

All interpretations, decisions and determinations made by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Subject to the terms of the Plan and applicable law, the Committee may delegate its duties and authorities to a subcommittee composed of one or more directors (who need not be members of the Committee) or one or more officers or employees of the Company or its subsidiaries. Any authority granted to the Committee under the Plan may generally also be exercised by the full Board.

5.	Who is eligible to receive Awards under the Plan?

The Committee may grant Awards under the Plan to officers, employees, consultants, independent contractors, advisors and directors of the Company or any affiliate. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

The Committee was required to grant certain specific awards as required by the Employee Matters Agreement (“Shareholder Method Awards”) under the Plan.

6.	What documents are delivered to me when an Award is granted?

Awards will be evidenced by award agreements entered into between the Company and a participant (the “Award Agreements”).

Employer Method Awards continue to be evidenced by the award agreement entered into between DowDuPont (or one of its subsidiaries) and the participant, subject to any amendments or other modifications as set forth in the Employee Matters Agreement or as described in the Equity Conversion Communication and FAQ that was sent to you in connection with the spin-off. References in your award agreement to (i) DowDuPont, its board of directors, and/or any committee, (ii) The Dow Chemical Company, its board of directors, and/or any committee, and (iii) to E. I. du Pont de Nemours & Company, its board of directors, and/or any committee, shall be deemed to refer to the Company, the Board and the Committee.

7.	What is the term of the Plan?

No Award shall be granted under the Plan after April 1, 2029, which is the tenth anniversary of the Effective Time. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted under the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

8.	Can the Plan and Awards be amended, altered, or discontinued?

The Board may amend, alter or discontinue the Plan and the Committee may amend or alter any Award Agreement made under the Plan but in each case no such amendment shall be made without the approval of the shareholders of the Company where such approval is required by applicable law or the NYSE listing rules, unless otherwise provided in the Plan. Notwithstanding the foregoing, no amendment or alteration to the Plan or an Award Agreement shall be made which would impair the rights of the holder of an Award without such holder’s consent. However, no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

II.	STOCK OPTIONS

1.	What is a stock option?

A stock option gives the holder the right to purchase a specified number of Shares during a specified term at a fixed price (the “Exercise Price”). All stock options granted under the Plan shall be non-qualified stock options, which is an option that does not meet the requirements of Section 422 of the Code. The Committee shall determine the Exercise Price applicable to stock options granted under the Plan. The Exercise Price applicable to a stock option generally shall not be less than the fair market value of a Share on the date of grant.

2.	How are the terms and conditions of a stock option set?

General terms and conditions governing all stock options are set forth in the Plan. The exact terms and conditions of your grant are determined by the Committee and are generally set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How long is the term of a stock option?

The Committee shall determine the term of each stock option granted under the Plan. However, no stock option shall be exercisable more than ten years after the date of grant.

III.	EXERCISING STOCK OPTIONS

1.	What does “exercise” mean?

When you “exercise” a stock option, you elect to purchase some or all of the Shares subject to the stock option by paying the Exercise Price per Share.

2.	When may I exercise my stock option?

In general you cannot exercise a stock option unless it is vested, as described below. In general you may exercise a stock option at any time following the vesting date up to the expiration date or cancellation date of the stock option.

3.	How does my stock option vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens if my service with the Company ends before my stock option is fully vested and exercisable?

The Award Agreement describes what happens to the stock option if your service terminates before the stock option is fully vested and exercisable.

5.	How do I exercise a stock option?

You may exercise a stock option by giving written or electronic notice of exercise in accordance with your Award Agreement specifying the number of Shares to be purchased, together with payment of the Exercise Price and applicable withholding tax. The Exercise Price of any stock option may be paid in cash or such other method as determined by the Committee, to the extent permitted by applicable law, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under a stock option, the delivery of previously owned Shares, or the withholding of Shares deliverable upon exercise.

6.	When do I acquire the rights of a Company shareholder?

You will become a Company shareholder (and have the rights of a Company shareholder) when you have exercised the stock option and the Shares underlying the stock option are delivered to you pursuant to the terms of the Award Agreement.

IV.	STOCK APPRECIATION RIGHTS

1.	What is a stock appreciation right?

A stock appreciation right gives the holder the right to receive an amount equal to (1) the excess of the fair market value of a Share on the date of exercise over the applicable exercise price of the stock appreciation right, multiplied by (2) the number of Shares in respect of which the holder is exercising the stock appreciation right. The Committee shall determine the exercise price and form of payment of the stock appreciation rights, which may be cash, Shares or a combination thereof. The exercise price applicable to a stock appreciation right generally shall not be less than the fair market value of a Share on the date of grant.

2.	How are the terms and conditions of a stock appreciation right set?

General terms and conditions governing all stock appreciation rights are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How long is the term of a stock appreciation right?

The Committee shall determine the term of each stock appreciation right granted under the Plan. However, no stock appreciation right shall be exercisable more than ten years after the date of grant.

V.	EXERCISING STOCK APPRECIATION RIGHTS

1.	What does “exercise” mean?

When you “exercise” a stock appreciation right, you elect to receive an amount in cash (or Shares or a combination of cash and Shares as determined by the Committee) having a value equal to (1) the excess of the fair market value of a Share on the date of exercise over the exercise price of the stock appreciation right, multiplied by (2) the number of Shares you are electing to exercise that are subject to the stock appreciation right.

2.	When may I exercise my stock appreciation rights?

In general you cannot exercise the stock appreciation right unless it is vested, as described below. In general you may exercise the stock appreciation right at any time following the vesting date up to the expiration date or cancellation date of the stock appreciation right.

3.	How does my stock appreciation right vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens if my service with the Company terminates before my stock appreciation right vests?

The Award Agreement describes what happens to the stock appreciation right if your service terminates before the stock appreciation right is fully vested and exercisable.

5.	How do I exercise a stock appreciation right?

You may exercise a stock appreciation rights in accordance with the terms of the Award Agreement.

6.	When do I acquire the rights of a Company shareholder?

If the stock appreciation right is settled in Shares, you will become a Company shareholder when you have exercised the stock appreciation right and the Shares are delivered to you pursuant to the terms of your Award Agreement. However, if a stock appreciation right is settled in cash or otherwise you will not become a Company shareholder, even if the amount of cash payable is determined by reference to the value of Shares.

VI.	RESTRICTED STOCK

1.	What is a restricted stock award?

A restricted stock award is a grant of Shares that is subject to restrictions specified in the applicable Award Agreement. Because a restricted stock award constitutes a grant of Shares, subject to any restrictions in the applicable Award Agreement, you will have the rights of a Company shareholder including voting rights from the date of the grant.

2.	How are the terms and conditions of a restricted stock award set?

General terms and conditions governing all restricted stock awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How do restricted stock awards vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens to restricted stock awards if my service with the Company terminates before my Award vests?

The Award Agreement describes what happens to the restricted stock award if your service terminates before the restricted stock award is fully vested and transferable.

5.	How are restricted stock awards settled?

When restrictions on the stock award lapse (i.e., you vest) and you satisfy any other conditions imposed by the Committee pursuant to the Plan or Award Agreement, you will become the owner of unrestricted Shares.

6.	When am I entitled to dividends and other distributions?

Restricted stock holders are entitled to receive all dividends and other distributions paid with respect to their shares of restricted stock, unless determined otherwise by the Committee. The Committee will determine whether these dividends and distributions will be paid in cash or automatically reinvested in additional shares of restricted stock, which may or may not be subject to the same vesting or other restrictions as the restricted stock, as determined by the Committee. Dividends and dividend equivalents will not be paid with respect to performance-based restricted stock before such restricted stock vests.

VII.	RESTRICTED STOCK UNITS

1.	What is a restricted stock unit award?

A restricted stock unit award provides a participant the right to receive Shares, cash, or a combination thereof, upon the attainment of vesting conditions specified in the applicable Award Agreement.

2.	How are the terms and conditions of a restricted stock unit award set?

General terms and conditions governing all restricted stock unit awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How do restricted stock unit awards vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens to restricted stock unit awards if my service with the Company terminates before my Award vests?

The Award Agreement describes what happens to the restricted stock unit award if your service terminates before the restricted stock unit award is fully vested and transferable.

5.	How are restricted stock unit awards settled?

Terms regarding settlement are described in the Award Agreement.

6.	Am I entitled to dividend equivalents?

Unless otherwise provided in an Award Agreement, during the period prior to Shares being issued to you under a restricted stock unit award, the Company will pay or accrue dividend equivalents on each date dividends on Shares are paid, subject to any conditions the Committee may deem appropriate. However, dividend equivalents will not be paid with respect to performance-based restricted stock units before such restricted stock units vest.

VIII.	PERFORMANCE AWARDS

1.	What are performance awards?

A performance award is an Award for which the vesting or value is conditioned upon the achievement of one or more performance goals that are determined by the Committee. The performance goals will be designed to assess your performance and/or the performance of the Company over a specified performance period. At the end of this specified performance period, the Committee will evaluate your and/or the Company’s performance (as applicable) to determine the extent to which such Award has been earned.

2. How are the terms and conditions of performance awards set?

General terms and conditions governing all performance awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

IX.	OTHER AWARDS

1.	What are other awards?

The Committee may grant Awards that are valued in whole or in part by reference to, or are otherwise based upon the value of Shares, such as fully vested Shares, deferred stock units and dividend equivalents. Such Awards may be settled in cash, Shares or a combination thereof.

2.	How are the terms and conditions of other awards set?

General terms and conditions governing all other awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

X.	DISPOSITION OF SHARES

1.	Are Shares acquired under the Plan subject to any restrictions?

The Committee may subject Shares acquired under the Plan to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to such acquisition, including conditions on transferability, forfeiture and repurchase. Such restrictions may address the timing and manner of any resales or other subsequent transfers of Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay or coordinate the timing and manner of sales by you and sales by holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

2.	What Company policy and federal securities law limitations restrict the disposition of Shares I acquire under the Plan?

Pursuant to Company policy, generally, you may not purchase or sell, or otherwise engage in transactions involving, securities of the Company while in possession of material information concerning the Company or its subsidiaries that has not been disclosed to the public. Directors, executive management and certain employees and other individuals are further restricted and may only be able to purchase or sell Shares within prescribed trading windows. Please contact the Company’s Office of the Corporate Secretary by email at corporatesecretary@dow.com for additional information regarding the Company’s insider trading policy or other company policies, including the Company’s Code of Conduct that are in effect now or in the future, or if you are concerned that you may be in possession of material nonpublic information.

If you are an “affiliate” of the Company (for example, a director or executive officer) or are an “officer” for purposes of Section 16 of the Exchange Act (including the rules promulgated thereunder), federal securities law may require that you make timely filings with the Securities and Exchange Commission (“SEC”) when you acquire and/or sell your Shares. Your sales could also be limited by these laws and, in certain circumstances, result in the imposition of personal liability. In addition, you may only be able to sell Shares you acquire under the Plan pursuant to a valid resale registration statement or an exemption from the registration requirements of the Securities Act, such as Rule 144 under the Securities Act. For example, Rule 144 may restrict the number of Shares you are able sell and the method by which you make any such sale. You should contact your personal legal counsel for advice.

If you have any questions, please contact the Company’s Office of the Corporate Secretary by email at corporatesecretary@dow.com.

XI.	U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the United States federal income tax consequences applicable to Awards under the Internal Revenue Code of 1986, as currently in effect (the “Code”). Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. Please note that this summary is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. As such, you should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

A.	NONQUALIFIED STOCK OPTIONS / STOCK APPRECIATION RIGHTS

1.	Will the grant of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

No. The grant of a nonqualified stock option or stock appreciation right will not result in federal income tax liability to you.

2.	Will the vesting of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

No. The vesting of a nonqualified stock option or stock appreciation right will not result in federal income tax liability to you.

3.	Will the exercise of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

Yes. When you exercise a nonqualified stock option or stock appreciation right, you will recognize ordinary income in the year in which the award is exercised in an amount equal to the excess of (a) the fair market value of the Shares subject to exercise on the exercise date over (b) the Exercise Price paid for those Shares.

4.	Will I be subject to federal income tax when I dispose of Shares acquired under the Plan?

Yes. You will recognize a capital gain or capital loss on any disposition of Shares acquired under the Plan.

You will recognize a capital gain to the extent that the proceeds from the disposition of the Shares exceed the amount recognized as ordinary income at the time you acquired the Shares (such amount, the “Basis”). A capital loss will result to the extent that the amount realized upon the sale is less than your Basis. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

B.	RESTRICTED STOCK

1.	Will the grant of a restricted stock award result in federal income tax liability to me?

Generally no. You will not recognize income until the transfer or forfeiture provisions lapse (i.e., you vest) unless you voluntarily elect to recognize income on the date of grant by timely filing an election under Section 83(b) of the Code. If you do not timely make a Section 83(b) election, then at the time that the transfer restrictions and forfeiture provisions lapse, you will recognize as ordinary income an amount equal to the excess of the fair market value of the Shares on the date of lapse over the purchase price (if any) paid for such Shares.

2.	What is a Section 83(b) election?

A Section 83(b) election is available only for Awards of restricted stock. Section 83(b) allows you to recognize ordinary income on the fair market value of the restricted stock on the date of grant. Thereafter, any further gain or loss recognized upon the ultimate sale or disposition of the restricted stock is treated as capital gain or loss. Section 83(b) elections will be permitted with respect to restricted stock awards to the extent allowed by the Committee.

3.	How is my federal income tax liability determined when I sell Shares acquired pursuant to a restricted stock award?

You will recognize a capital gain to the extent that the amount realized from the sale of the Shares exceeds the fair market value of such Shares at the time you recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

4.	How are dividends and dividend equivalents taxed?

If you do not make a Section 83(b) election, any dividends and dividend equivalents paid with respect to shares of restricted stock before the restricted stock vests are treated as compensation income, rather than dividend income. This means you will recognize ordinary income in the amount of any such dividends paid with respect to shares of restricted stock before the restricted stock vests. You will also recognize ordinary income in the amount of any dividend equivalents that are paid.

C.	RESTRICTED STOCK UNITS

1.	Will the grant of a restricted stock unit award result in federal income tax liability to me?

No. You will not recognize income until the restricted stock units are settled. Restricted stock units may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below. Although you will not recognize income until settlement, you may be subject to employment taxes (e.g., FICA) before an award is settled.

2.	How is my federal income tax liability determined when I sell Shares acquired pursuant to a restricted stock unit award?

You will recognize a capital gain to the extent that the amount realized from the sale of the Shares exceeds the fair market value of such Shares at the time you recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

3.	How are dividend equivalents taxed?

Dividend equivalents are treated as compensation income. You will recognize ordinary income in the amount of any such dividend equivalent paid with respect to Shares corresponding to the restricted stock unit before the units vest.

D.	OTHER AWARDS

1.	How are other awards treated for federal income tax purposes?

The tax treatment of other awards will depend on the form and terms of such awards. Please consult your tax advisor to determine the tax consequences of accepting any such other award under the Plan.

E.	SECTION 409A OF THE CODE

1.	What is the impact of Section 409A of the Code on my Awards?

If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on you.

All grants made under the Plan are intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. In the event that the Committee determines that the Awards are subject to Section 409A of the Code, the Committee shall have the authority to make such amendments to any Award as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.

You will be solely responsible and liable for paying all taxes and penalties that may be imposed on you in connection with an Award, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any of its affiliates will be required to indemnify you or otherwise hold you harmless from any such taxes or penalties.

XII.	MISCELLANEOUS PROVISIONS

1.	Is the Plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?

No. The Plan is not subject to ERISA.

2.	Can I assign or transfer my Awards under the Plan?

Awards are generally not assignable or transferrable by you other than by will or the laws of descent and distribution, and each stock option and stock appreciation right shall only be exercisable by you during your lifetime.

3.	How are withholding tax obligations satisfied upon exercise or vesting of my Award or disposition of any Shares underlying an Award?

You will be responsible for payment of any taxes or similar charges required by law to be paid or withheld with respect to any Award. Any required withholdings must be paid by you on or prior to the payment or other event that results in taxable income with respect to an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. The Company shall not be required to recognize your rights under an Award, to issue Shares, or to recognize the disposition of such Shares until these obligations are satisfied. To the extent permitted or required by the Committee, these obligations may be satisfied by the Company withholding cash from any compensation otherwise payable to you, the Company withholding a portion of the Shares that otherwise would be issued to you under such Award or any other award held by you, or by you tendering cash or Shares to the Company.

4.	Do I have the right to remain in the Company’s service until my Awards vest?

No. Nothing in the Plan or in any Award Agreement under the Plan is intended to provide you with the right to remain in the service of the Company or any of its affiliates for any specific period, or to interfere with or limit in any way the right of the Company and its affiliates to terminate your service at any time and for any reason not prohibited by law.

5.	Are Awards subject to any “claw-back” policy?

The Committee may establish such policies and procedures that it deems appropriate to provide for claw-back or recoupment of Awards. Pursuant to such policies and procedures, the Committee may require, among other things, forfeiture of an Award, repayment of an Award (or the proceeds from an Award), or recoupment from other payments otherwise due to you.

6.	How many Shares are authorized under the Plan?

Subject to adjustment as provided in the Plan, 185,000,000 Shares are authorized under the Plan, which includes Shares underlying Employer Method Awards and any Shareholder Method Awards the Company was required to make under the Employee Matters Agreement. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. Generally, if any Award (1) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled other than by the delivery of Shares (including by cash settlement), then the number of Shares subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan. However, the following Shares shall not become available again to be delivered pursuant to Awards under the Plan: (1) Shares tendered or withheld upon the exercise of a stock option to cover the Exercise Price; (2) Shares subject to a stock-settled stock appreciation right that are not issued upon the net settlement of such award; and (3) Shares tendered or withheld by the Company to satisfy any tax withholding obligation with respect to an Award.

7.	Are there individual Award limits under the Plan?

Yes. Subject to adjustment as provided in the Plan, the maximum aggregate number of Shares subject to Awards that may be granted in any one fiscal year to any non-employee director shall be 15,000 Shares (or 30,000 Shares for the fiscal year in which a non-employee director first joins the Board or is first designated Chairman of the Board or lead director). Subject to adjustment as provided in the Plan, the maximum aggregate number of Shares subject to Awards that may be granted in any one fiscal year to any other participant shall be 3,000,000 Shares.

8.	What happens if there is a corporate event that affects the Shares of the Company?

If the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii) an extraordinary cash dividend, (iv) a reorganization or (v) a partial or complete liquidation of the Company, then the Committee or Board may make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the Plan, (2) the individual Award limits set forth in the Plan, (3) the number, kind and Exercise Price of Shares subject to outstanding stock options and stock appreciation rights, (4) the number and kind of Shares subject to other outstanding Awards granted under the Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate.

9.	What happens if there is a Change in Control of the Company?

Unless otherwise expressly provided in (i) an Award Agreement, (ii) an employment agreement or similar written agreement with the Company or any of its affiliates, or (iii) the definitive transaction agreement governing such Change in Control:

•

In the event of a Change in Control in which the acquiring or surviving company does not assume or continue all outstanding Awards, all outstanding Awards that are not assumed or continued shall be treated as follows in connection with such Change in Control to the extent permitted by Section 409A of the Code: (1) stock options and stock appreciation rights shall become fully vested and exercisable as of immediately prior to the Change in Control; (2) restricted stock and restricted stock units shall become fully vested as of immediately prior to the Change in Control to the extent not already vested, and shall settle immediately following the Change in Control; and (3) performance awards shall become fully vested (to the extent not already vested) at target performance levels as of the Change in Control, and shall settle immediately following the Change in Control.

•

In the event of a Change in Control in which the acquiring or surviving company does assume or continue all outstanding Awards, if your service with the Company or its affiliates is involuntarily terminated within 24 months after such Change in Control: (1) stock options and stock appreciation rights shall become fully vested as of the termination date, and exercisable no later than 30 days following such termination date; (2) restricted stock and restricted stock units shall become fully vested as of such termination date, and shall be delivered no later than 30 days following such termination date; and (3) performance awards shall become fully vested at target performance levels as of such termination date, and shall be delivered no later than 30 days following such termination date.

Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion provide that outstanding Awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (1) for stock options or stock appreciation rights, the excess (if any) of the fair market value of the Shares underlying such Award over the aggregate Exercise Price (or, where such fair market value does not exceed the Exercise Price, the Committee may cancel such Award for no consideration); and (2) for all other Awards, the fair market value of the shares underlying such Award on the date of such Change in Control.

XIII. WHERE YOU CAN FIND ADDITIONAL INFORMATION

For each person selected by the Committee to receive an Award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we incorporate by reference into Item 3 of Part II of the latest Registration Statement on Form S-8 that we filed with the SEC on April 24, 2026 relating to the Plan, and which we also hereby incorporate by reference into this prospectus.

Generally, these documents include:

•	our Annual Reports on Form 10-K;
•	our Quarterly Reports on Form 10-Q;
•	certain of our Current Reports on Form 8-K;

•

the description of our Common Stock contained in Exhibit 4.5 of our Current Report on Form 8-K filed with the Commission on February 2, 2026 (as the description may be amended or updated from time to time in our other reports); and

•	all other documents we file with the SEC from time to time pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our shareholders generally.

All such requests for documents should be directed to the Company’s HR Service Center at 833-693-6947.

You should rely only on the information contained in this prospectus and other documents referred to in this prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document.

PLAN OF DISTRIBUTION

Employer Method Awards

Pursuant to the Employee Matters Agreement, and subject to certain exceptions, certain equity awards of DowDuPont that were outstanding immediately prior to the Dow Separation and were held by individuals who upon the Dow Separation were employees of Dow or whose last employment with DowDuPont or its affiliates prior to the Dow Separation was with a subsidiary of Dow, or that were held by any such individuals’ donees, pledgees, permitted transferees, assignees, successors or others who permissibly came to hold any such awards under the terms of the applicable plan, were converted into awards denominated in shares of our Common Stock. This prospectus supplement covers our Common Stock underlying the Employer Method Awards that we assumed under the Plan, whether or not the person holding the award upon the Dow Separation was employed by Dow Inc. or one of its affiliates or serving on Dow Inc.’s board of directors.

Shareholder Method Awards

Pursuant to the Employee Matters Agreement, in connection with the Dow Separation and the spin-off of Corteva Inc. (“Corteva”) from DowDuPont on June 1, 2019 (the “Corteva Separation,” and together with the Dow Separation, the “Separations”), certain outstanding equity awards of DowDuPont held by certain current or former directors, officers or employees of DowDuPont or its affiliates were converted into adjusted awards of each of Dow Inc., Corteva and the company that remained following the Separations, DuPont de Nemours, Inc. In connection with the Dow Separation, each such award holder received a new award with terms that were substantially identical covering our Common Stock (a Shareholder Method Award) and their outstanding DowDuPont award was adjusted. In addition to the Shareholder Method Award, upon the Corteva Separation, the award holder also received a new award with terms that were substantially identical covering Corteva common stock and their DowDuPont award was further adjusted. This prospectus supplement covers our Common Stock underlying the Shareholder Method Awards that we granted under the Plan to these persons.

The terms of the Employer Method Awards and Shareholder Method Awards granted under the Plan were adjusted as described below under “Description of Award Adjustments.”

DESCRIPTION OF AWARD ADJUSTMENTS

In connection with the Separations, DowDuPont, Dow and Corteva agreed that outstanding DowDuPont equity awards would be adjusted using the following principles:

•	For each award recipient, the intent was to maintain the economic/intrinsic value of those awards before and after the date of the Dow Separation and/or Corteva Separation, as applicable; and

•	The material terms of the equity awards, such as vesting conditions and treatment upon termination of employment, would generally continue unchanged.

Depending on certain factors, relating to the type, timing and holder of the equity awards, the awards were adjusted using either the “employer method” (in the case of individuals holding Employer Method Awards) or the “shareholder method” (in the case of individuals receiving Shareholder Method Awards).

WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Exchange Act. Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may, in the future, cease to separately file periodic reports.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	Annual Report on Form 10-K of Dow Inc. and TDCC for the fiscal year ended December 31, 2025, filed with the SEC on February 3, 2026;

•	Quarterly Report on Form 10-Q of Dow Inc. and TDCC for the quarterly period ended March 31, 2026, filed with SEC on April 24, 2026;

•

Current Reports on Form 8-K of Dow Inc. and TDCC, filed with the SEC on January 29, 2026 (SEC Accession No.  0001751788-26-000009) and February 2, 2026, and the Current Reports on Form 8-K of Dow Inc., filed with the SEC on January  5, 2026 and April  14, 2026 (as amended by Dow Inc.’s Current Report on Form 8-K/A filed with the SEC on July 6, 2026);

•

The description of Dow Inc.’s common stock (incorporated by reference to Exhibit 4.5 to Dow Inc.’s and TDCC’s Current Report on Form 8-K filed with the SEC on February 2, 2026) and any amendment or report filed with the SEC for the purpose of updating the description; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until TDCC has sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus.

The information incorporated by reference is an important part of this prospectus supplement. TDCC and Dow Inc. have not authorized anyone to provide you with information other than that contained in, or incorporated by reference into, this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov or through our website at investors.dow.com. Our website address is provided as an inactive textual reference only. Our website and its content are not deemed incorporated by reference into this prospectus supplement.

Upon your oral or written request, we will also provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations by email at IR@dow.com.

LEGAL MATTERS

The validity of the issuance of our Common Stock offered hereby has been passed on by Shandell S. Massey, Esq., Corporate Secretary and Assistant General Counsel of the Company. As of July 10, 2026, Ms.  Massey owned 2,123.29 shares of Common Stock.

EXPERTS

The consolidated financial statements of The Dow Chemical Company and its subsidiaries (“TDCC”) as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this prospectus by reference to TDCC’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of TDCC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Dow Inc. and its subsidiaries (“Dow”) as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this prospectus by reference to Dow’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Dow’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

APPENDIX A – PLAN PROSPECTUSES

Prospectus for Prior Plan Under the Dow Inc. 2019 Stock Incentive Plan:

The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan

Prospectus Material

DowDuPont Inc.

Common Stock

Par Value $0.01 Per Share

The Dow Chemical Company Amended and Restated

2012 Stock Incentive Plan

Important Instructions

SAVE THIS DOCUMENT FOR YOUR FUTURE REFERENCE. This Prospectus/Summary describes and contains the complete text of The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan (the “Plan”). Participants will be informed of any significant changes in the Plan through supplements to this Prospectus/Summary. Current information concerning DowDuPont Inc. (the “Company”) will be available regularly. Please refer to the material under the captions “Incorporation of Certain Documents By Reference” and “Available Information”.

Adopted by the Board of Directors of The Dow Chemical Company (“Dow”) on February 9, 2012 and Approved by the Stockholders of Dow on May 10, 2012

Amendment and Restatement Approved by the Board of Directors of Dow on February 13, 2014 and Approved by the Stockholders of Dow on May 15, 2014

Amendment and Restatement Adopted by the Board of Directors of the Company on August 31, 2017

Please reference details shown in the “General Information” section on page 3 of this document.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

September 1, 2017

THE COMPANY

The term “Company” or “DowDuPont” used herein mean DowDuPont Inc. The term “Dow” used herein means The Dow Chemical Company. Effective August 31, 2017, Dow completed the all-stock merger of equals transaction with E. I. du Pont de Nemours and Company (“DuPont”), (the “Merger”) and each of Dow and DuPont became subsidiaries of DowDuPont.

The co-principal executive offices of DowDuPont are: c/o The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674 and c/o E. I. du Pont de Nemours and Company, 974 Centre Road, Wilmington, DE 19805. Dow’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, telephone (989) 636-1000.

The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date of this prospectus.

AVAILABLE INFORMATION

For each person granted an award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we have incorporated by reference in Item 3 of Part II of the Registration Statement(s) on Form S-8 relating to the Plan, which we have filed with the SEC and which we also hereby incorporate by reference into this prospectus. Generally, these documents include, for example: our Annual Report on Form 10-K; our Quarterly Reports on Form 10-Q; certain of our Current Reports on Form 8-K; a description of our common stock contained in a Form 8-K12B; and all other documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our stockholders generally.

Each of these documents can be obtained via the Internet through the Investor Relations section of the Company’s website (www.dow-dupont.com/investors). Alternatively, the Company will provide a copy of any document upon written request addressed to the HR Service Center at Dow’s principal executive offices (additional contact information provided below under the caption “Plan Administration”).

You should rely only on the information contained in this prospectus and other documents referred to in this prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document.

A GENERAL DESCRIPTION OF THE DOW CHEMICAL COMPANY AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

The following is a summary of certain common aspects of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan. The Plan will be controlling if there is any conflict between the Plan and this Prospectus/Summary.

3

GENERAL INFORMATION

On February 9, 2012, the Board of Directors of Dow passed a resolution adopting the Plan. On May 10, 2012, the stockholders of Dow at the annual meeting of stockholders approved a resolution authorizing the Board of Directors of Dow to put the Plan into effect.

On February 13, 2014, the Board of Directors of Dow adopted an amendment and restatement to the Plan and on May 15, 2014, the stockholders approved such amendment and restatement.

On August 31, 2017, the Board of Directors of the Company adopted an amendment and restatement to the Plan to reflect changes as a result of the Merger.

The Plan empowers the Company from time to time until terminated by action of the Board of Directors to grant to officers and other managerial, administrative or professional employees of the Company and its Subsidiaries, as well as non-employee directors of the Company and its Subsidiaries, awards of Stock Units, Restricted Stock, Options, Stock Appreciation Rights, or a combination of them. The Company offers a maximum of 95,000,000 shares of its Common Stock, par value $0.01, as of February 13, 2014 (subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company) plus any shares of Common Stock that were subject to outstanding awards under The Dow Chemical 1988 Award and Option Plan and The Dow Chemical Company Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan that are subsequently canceled, expired, forfeited or otherwise not issued under such plans or are settled in cash. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted previously under the Plan and presently outstanding or committed. Offers to such persons as may be granted awards pursuant to the Plan are made upon the terms and conditions contained in the respective agreements entered into with each Participant under the Plan.

The purpose of the Plan is to advance the interests of the Company by rewarding the efforts of employees and non-employee directors who are selected to be Participants, by heightening the desire of such persons to continue working toward and contributing to the success and process of the Company.

The Option and Stock Appreciation Rights components of the Plan are not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Some provisions of ERISA may be applicable to the Stock Units or Restricted Stock components of the Plan, but most provisions are not applicable because of the exemptions provided by Section 201(2) and Section 110 of that act. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

PRINCIPAL FEATURES OF THE PLAN

Eligibility

Any employee of the Company or any of its Subsidiaries (including such employees who are officers or Directors of the Company) are eligible for selection as Participants under the Plan. For purposes of the Plan, a subsidiary of the Company is defined as “[a]ny business association (including a corporation or partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interest (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.”

4

It should be noted that the Plan provides that awards may be granted to employees who are foreign nationals or who are employed outside of the United States on terms and conditions which are different from those made to U.S. citizens employed in the United States and which are specified in the Plan. Such different terms and conditions may be set by the Compensation Committee of the Board of Directors of the Company or any authorized sub-committee thereof (“Committee”), when in its judgment they are necessary to further the purpose of the Plan, usually because of the different laws which may be applicable to the foreign national employee or the employee who is employed outside of the United States.

Components of the Plan

The Plan authorizes the Company to grant to employees of the Company or a Subsidiary, including an officer or director who is an employee and any non-employee directors awards in the form of Options, Stock Appreciation Rights, Stock Units, Restricted Stock, or Incentive Bonuses, or a combination of these forms.

The aggregate number of shares of the Common Stock available for grant under the Plan is 95,000,000, plus any shares of Common Stock that were subject to outstanding awards under The Dow Chemical 1988 Award and Option Plan and The Dow Chemical Company Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan that are subsequently canceled, expired, forfeited or otherwise not issued under such plans or are settled in cash, provided that:

(1)	a maximum of 95,000,000 shares may be reserved for grant as Incentive Stock Options (tax qualified options) during the life of the Plan.
(2)

the maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $15,000,000.

(3)	the aggregate number of shares of Common Stock subject to Awards granted under the Plan during any calendar year to any one Participant shall not exceed 3,000,000.
(4)

the aggregate number of shares of Common Stock subject to Awards granted under the Plan during any calendar year to any one non-employee director shall not exceed 15,000, provided that in the calendar year in which a non-employee director first join the Board of Directors or is first designated Chairman of the Board or Lead Director, a maximum number of shares may be granted up to 200% of the foregoing limit.

The maximum numbers of shares available for Awards, as described above, are subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted under prior plans and presently outstanding or committed. Awards under the Plan may be made available from either newly issued shares or shares reacquired by the Company. The chief features of each of the separate award components of the Plan are described below under their separate headings.

Restricted Stock and Stock Units

Restricted Stock under the Plan is common stock of the Company restricted as to sale or transfer for such time as the Committee shall determine and subject to forfeiture until the restrictions lapse. Prior to the lifting of the restrictions, the Participant will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. The Plan provides for forfeiture of Restricted Stock for breach of conditions and for modification or acceleration by the Company of the schedule for lifting restrictions.

5

In addition, at described in Section 15 of the Plan, the lifting of restrictions may be accelerated in the event of certain terminations of employment in connection with a “Change in Control,” as defined in Section 2(f) of the Plan.

Stock Units are common stock of the Company to be issued to the Participant under the Plan in one or more installments beginning at such time in the future as the Committee shall determine. Prior to issuance of shares of common stock in respect of Stock Units, the Company shall pay or accrue an amount equivalent to the dividends on that Stock Unit. The Plan provides that Stock Units may be forfeited for breach of conditions and for modification or acceleration by the Company of the schedule for issuing shares. In addition, at described in Section 15 of the Plan, delivery of Stock Units may be accelerated in the event of certain terminations of employment in connection with a “Change in Control,” as defined in Section 2(f) of the Plan.

The Plan limits the aggregate number of shares of Common Stock authorized for issuance pursuant to Restricted Stock and Stock Units to 5% of the aggregate number of shares of Common Stock authorized for issuance under the Plan. Restricted Stock and Stock Units subject to performance-based vesting will be subject to performance period of not less than twelve months and Restricted Stock and Stock Units subject to time-based vesting may not vest or be settled in full prior to the thirty-six month following the date of grant.

Options

Under the Option component of the Plan, Participants of Options will receive the right to purchase a specified number of shares of the common stock of the Company at an option price of not less than the market price of such stock on the date the Option is granted. Shares covered by any Option that expires, or is granted and subsequently terminated for any reason, may be reallocated, unless they have been issued under Stock Appreciation Rights (described below) relating to such Options. Shares issued upon exercise of Options may be made subject to restrictions imposed by the Committee.

Each Option may be granted for a period not exceeding ten years. No Option may be exercised for at least one year after the date of grant. The Plan forbids the Committee from re-pricing any “underwater” Options. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise, either in cash or such other method as determined by the Committee.

If an Option intending to qualify as an Incentive Stock Option is granted and the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of Separation of Service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

6

Stock Appreciation Rights

Under the Stock Appreciation Rights component of the Plan, Participants will receive rights which entitle them to receive a payment in cash, common stock, Restricted Stock, Stock Units, or a combination thereof as selected by the Committee. These rights are determined by the appreciation in common stock subject to an Option (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be capable of being exercised only to the extent that the related Option is capable of being exercised. Awards of Stock Appreciation Rights are included in the Plan’s individual annual limits.

The exercise price of a Tandem SAR shall be the option price under the related Option. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the common stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

Incentive Bonuses

Under the Incentive Bonus component of the Plan, Participants will receive a bonus opportunity pursuant to which the Participant may be entitled to receive an amount payable in cash or Common Stock or a combination thereof, as determined by the Committee, based on satisfaction of performance criteria established for a performance period of not less than one year as specified in the applicable Award Agreement.

Management Objectives

Awards under the Plan may specify management objectives stating a minimum acceptable level of achievement below which no payment will be made or below which there will be a complete forfeiture of shares. If management objectives are specified in an Award to any individual who is, or is reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, the Plan requires that the management objectives be based on one or more of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years: (i) cash flow (before or after dividends), (ii) earnings, (iii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) improvements on capital structure, (ix) working capital, (x) return on capital (including return on total capital or return on invested capital), (xi) return on assets or net assets, (xii) market capitalization, (xiii) economic value added, (xiv) sales growth, (xv) productivity improvement, (xvi) debt leverage (debt to capital), (xvii) revenue, (xviii) income or net income, (xix) operating income, (xx) operating profit or net operating profit, (xxi) maintenance or improvement of operating margin or profit margin, (xxii) return on operating revenue, (xxiii) cash from operations, (xxiv) operating ratio, (xxv) operating revenue, (xxvi) market share, (xxvii) product development or release schedules, (xxviii) new product innovation, (xxix) economic profit, (xxx) profitability of an identifiable business unit or product, (xxxi) product cost reduction through advanced technology, (xxxii) brand recognition/acceptance, (xxxiii) product ship targets, (xxxiv) cost reductions, (xxxv) customer service, (xxxvi) customer satisfaction or (xxxvii) the sales of assets or subsidiaries. Management objectives may not be adjusted after the grant of any Award unless such adjustment is permitted under Section 162(m) of the Code.

7

General Provisions

The rights created by the grant of any one of the components of the Plan to a Participant are essentially personal and, with the exceptions mentioned below, nontransferable. Each such award is normally made through a written agreement between the Company and the Awardee. The rights under any award are transferable during their terms only by will or pursuant to the laws of descent and distribution. In addition, a Participant may make a designation of a beneficiary who may exercise any rights pertaining to such an award under its normal provisions after the Participant’s death.

The Plan, by its terms, is governed by the law of Delaware and is to be construed according to that law, except to the extent that certain Federal laws may otherwise control its construction.

In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding, the Committee will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock will be issued pursuant to any such adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Participant.

Forfeiture

The Plan provides that Awards may be forfeited if the Participant terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason other than death, disability, retirement or as otherwise provided in an award agreement. Awards may furthermore be forfeited by a Participant if the Committee determines that the Participant has at any time engaged in any activity harmful to the interest of or in competition with the Company, its Subsidiaries or Affiliates or accepts employment with a competitor.

Resales

Any Participant under the Plan deemed to be an “affiliate” of the Company under the rules of the Securities and Exchange Commission may be subject to restrictions on the resale of Company Common Stock acquired under the Plan. Shares of Company Common Stock acquired by “affiliates” may be sold in accordance with offering terms specified in a prospectus which relates to such shares or in a transaction exempt from registration under the Securities Act of 1933 (for example, pursuant to Rule 144).

Persons who acquire shares of Company Common Stock under the Plan who are not deemed to be “affiliates” of the Company may generally resell such shares without restriction, but should check with the Company when in doubt.

Amendment or Termination of the Plan

The Board of Directors of the Company shall have the power to amend, alter or discontinue the Plan or award agreement under the plan, without the approval of the shareholders of the Company, but no such amendment may: (i) increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan, (ii) reduce the price at which Options may be granted below

8

the fair market value of a share of Common Stock pursuant to the Option on the date the Option was granted, (iii) when the purchase price is above the fair market value of a share of Common Stock, reduce the exercise price of outstanding Options or Stock Appreciation Rights, (iv) extend the term of the Plan, (v) change the class of persons eligible to be Participants, (vi) increase the individual maximum limits, or (vii) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the share of Common Stock are traded, listed or quoted.

Plan Administration

The Plan is administered by the Committee. The business address of the Committee is 2030 Dow Center, Midland, Michigan 48674. The Committee has full power and authority to construe, interpret and administer the Plan and determinations of the Committee are final, conclusive and binding upon all persons. The Committee also has the power to adopt such forms of contracts for the grant of Awards under the Plan, with such terms as it deems necessary or advisable to carry out the Plan.

The Committee utilizes the services of the Company’s HR Service Center in Midland to help administer the Plan. Personnel of that Department can help Participants under the Plan with most of their questions. The address on telephone number for the Department are as follows:

HR Service Center

The Dow Chemical Company

Midland, Michigan 48674

Telephone: (989) 638-8757

INCOME TAX STATUS

The following is a general description of the United States federal income tax consequences applicable to Awards under the Code, as currently in effect. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. Please note that this summary is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. As such, you should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

1.

Awards of Stock Units. The award of a right to receive stock at a future date will not have any immediate tax consequence. At the time shares of common stock are issued under any such award, the Participant will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of common stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Participant. Stock Units may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below.

2.

Incentive Stock Options. The Participant generally will not be taxed either at the time of grant of the Option or at the time of its exercise. The Company will not be entitled to a tax deduction by reason of such grant or exercise. However, upon exercise of the Option, the spread between the Fair Market Value of the stock at the time of exercise and the option price is an item of tax preference subject to the possible application of the alternative minimum tax. If a holder does not dispose of the shares acquired before the latter of two years after the grant and one year after the exercise, any gain on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be a long-term capital gain. If the holder, however, disposes of the shares within two years after the date of grant or within one year after the exercise of an Option, the disposition is a

9

“disqualifying disposition” and the holder generally must recognize income in the year of disposition equal to the lower of the excess of the sales price or the Fair Market Value at date of exercise over the Option Price. The Company will be entitled to a deduction of an equivalent amount (if a Participant recognizes taxable compensation as a result of a disqualifying disposition) in the Company’s taxable year in which the disposition occurs.
3.

Non-Qualified Options. The Participant will not be subject to tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. If a Participant exercises a Non-Qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Participant. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Participant.

4.

Awards of Restricted Stock. Unless the Participant makes an election under Section 83(b) of the Code, Restricted Stock will not be taxable when issued and the Company will not be entitled to a deduction at the time of issuance. When the restrictions that constitute a “substantial risk of forfeiture” under Section 83 of the Code are lifted, the Participant will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid for the shares.

5.

Stock Appreciation Rights (SAR). The Participant will not be subject to tax upon the grant of an SAR and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of an SAR, the Participant generally will be treated as having received taxable compensation in an amount equal to the cash and/or Fair Market Value of the shares of stock received pursuant to such exercise. The Company is entitled to a deduction at the time of and equal to the amount the Participant receives as taxable compensation.

6.

Incentive Bonuses. The grant of an Incentive Bonus will not result in federal income tax liability. The Participant will recognize as ordinary income an amount equal to the amount actually paid to the Participant. Incentive Bonuses may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below.

If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on you. Neither the Committee nor the Company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

The complete text of The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan is incorporated by reference to Exhibit 4.1 to DowDuPont Inc. Registration Statement on Form S-8 filed September 5, 2017. Alternatively, the Company will provide a copy of the complete text of the Plan upon written request addressed to the HR Service Center at Dow’s principal business office (additional contact information provided above under the caption “Plan Administration”).

10

Prospectus for Prior Plan Under the Dow Inc. 2019 Stock Incentive Plan: E. I. du Pont de Nemours and Company Equity and Incentive Plan

DuPont Equity and Incentive Plan

PROSPECTUS AND BROCHURE

March 2019

1

The DuPont Equity and Incentive Plan

Understanding Stock Options

Upon consummation of the Merger, each Outstanding Award that was a stock option or stock appreciation right (whether vested or unvested) was automatically converted into a DowDuPont stock option or stock appreciation right, as the case may be, generally on the same terms and conditions as applied immediately before the Merger (including applicable vesting requirements, subject to the special change in control vesting provisions described in the plan document). The number of shares of DowDuPont Common Stock subject to the award as adjusted equals the number of shares of DuPont Common Stock subject to the award immediately before the Merger multiplied by 1.2820, rounded down to the nearest whole share, and the per-share exercise price under the award as adjusted equals the per-share exercise price immediately before the Merger divided by 1.2820, rounded up to the nearest penny.

A stock option gives you the right to purchase a specific number of shares of DowDuPont common stock at a set price for a certain period of time. If the market price of DowDuPont stock increases to exceed the exercise price of your stock options, the value of your stock options also will increase. In that case, you can realize a gain by "exercising" your stock options. However, receiving a stock option grant does not make you a DowDuPont stockholder. You are not entitled to dividends or stockholder voting rights unless you exercise your options and acquire shares. Additional information on exercising your stock options can be found beginning on page 9 of this brochure.

The terms of each stock option grant, including the exercise price, the vesting period and exercise period, were included in the Award Terms you received from the Company. The Award Terms also address, and Appendix 4 summarizes, the forfeiture or expiration of options in the event of retirement, termination due to divestiture, lack of work, death or disability and termination for cause or any other reason. You will also find this information on the Benefits OnLine® website.

Non-Qualified Stock Options (NQSOs) are the type of stock options granted under the DuPont Equity and Incentive Plan:[1]

Key Features of NQSOs

Feature	NQSO[2]
Exercise After Retirement	Options expire two years from date of death; or, if earlier, the original grant's Expiration Date.
Termination for Lack of Work/Divestiture/ Total and Permanent Disability	Options expire one year from termination; or, if earlier, the original grant's Expiration Date.
Death	Options expire a maximum of two years from date of death; or, if earlier, the original grant's Expiration Date.
Tax Withholding at Exercise	Ordinary income tax for federal, FICA/FICM, and taxes may be due in certain states and localities.
Shareholding Period Requirements	N/A
Tax at Sale	Capital gain on post-exercise appreciation.
Tax Basis of Stock Sold	Fair market value of stock at exercise.

[1]SARs may be granted to individuals working for affiliated companies outside the United States of America. The terms of an SAR grant will be set forth in the Award Terms provided to the recipient by the Company and will typically be similar to the Award Terms covering stock option grants.

[2]Tax information is based on U.S. tax law. Consult your tax advisor on how federal, state and other jurisdictions' tax laws apply to your circumstances.

2

3

Accessing Your Grant Information and Brokerage Account

Merrill Lynch provides you with three ways to access your grant information and brokerage account information:

- **Benefits OnLine:** Visit **www.benefits.ml.com** for access to your equity-based award information and Merrill Lynch services virtually 24 hours a day, 7 days a week. You will need your Social Security number, or 9-digit internal verification number, and 5-digit personal identification number (PIN) the first time you use the site.[3] You will be prompted to create a personal User ID (6-32 characters) and Password (8-20 characters) for future use. Your User ID must include at least one letter and cannot include special characters. Your Password must include at least one upper case letter, one lower case letter and one number.

- **Interactive Voice Response System (IVR):** The IVR provides you with automated phone access to your equity award information in English or Spanish, virtually 24 hours a day, 7 days a week. You will need your Social Security number, or 9-digit internal verification number, and 5-digit PIN to use the IVR. (Once you have created a Password for Benefits OnLine, this Password will replace the PIN for access to the IVR.) From the U.S., Puerto Rico and Canada, call toll-free at **(877) DD-PLANS (877-337-5267)**. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.)

- **Participant Service Representatives (PSRs):** When you call the IVR, you can press "0" from the main menu or say "Representative" to transfer to a PSR for assistance with plan-related transactions or information. PSRs are available virtually 24 hours a day, 7 days a week. From the U.S., Puerto Rico and Canada, call toll-free at **(877) DD-PLANS (877-337-5267)**. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.)

On Benefits OnLine, you have access to the "Click to Chat" feature. You can connect with an agent and have your questions answered on the spot!

ONLINE GRANT ACCEPTANCE

Your awards must be accepted before you can exercise them or receive shares or cash payouts. Your grants can be accepted online, quickly and easily.

- To get started, log in to Benefits OnLine at www.benefits.ml.com and select **Accept Now** from **My To-Do List** on the **My Accounts** page. When you do, the screens will guide you through the simple three-step process for accepting awards.

- Review the grant award document(s) associated with your award. This is a required step. Choose to **Accept** your award, and then click **Continue**.

- To confirm your action, you will be required to enter your Benefits OnLine Password. Then click **Submit**. A confirmation of your action will be displayed.

Failure to accept your award by the end of the award acceptance period will lead to forfeiture.

[3] Merrill Lynch will mail your internal verification number and PIN to you under separate cover.

4

Accessing Your Grant Information and Brokerage Account

Through Benefits OnLine, you can:

- View your stock option information, including the number of options you have, their exercisability status, and their expiration date.
- View your RSU, PSU or restricted share information, including vesting requirements and current status.
- Accept your grants.
- Request a stock price quote.[4]
- Model the potential outcome of a stock option exercise.
- Perform stock option exercise and sale transactions.
- View brokerage account balances and activity.
- View stock sale confirmations and tax reporting statements.
- View previous transactions and print stock option statements and exercise confirmations.
- Learn about stock options, RSUs, PSUs and restricted shares, print forms and view communications for the DuPont Equity and Incentive Plan.

Through the IVR, you can:

- Review your stock option information, including the number of options you have, their exercisability status, and their expiration date.
- Review your RSU, PSU or restricted share information, including vesting requirements and current status.
- Request a stock price quote.[5]
- Model the potential outcome of a stock option exercise.
- Transfer to a PSR for assistance. The PSR can also process your request to exercise your options, sell the balance of DowDuPont stock in your brokerage account, or remit any available cash in your account.

Translation Service Available When You Speak with a PSR

If you speak a language other than English or Spanish, a PSR can arrange for a translator to join the call to assist you. Please note that all conversations with PSRs are recorded for your protection. Translations are available in 140 languages, including Dutch, French, German, Italian, Japanese, Malay, Mandarin, Portuguese and Tagalog. Please follow these steps:

From the U.S., Puerto Rico or Canada:

1) Dial **(877) DD-PLANS (877-337-5267)**.
2) Provide your Social Security number, or 9-digit internal verification number, plus your Password or 5-digit PIN.
3) Press "0" from the main menu or say "Representative" to speak with a PSR.
4) Request the language you prefer – the PSR will bring an interpreter onto the call to assist.

From other locations, use AT&T Direct®.

1) Enter the local AT&T Direct access number for your country. (For a list of AT&T Direct access numbers, go to www.att.com/traveler.)
2) Dial (877) STK-OPTN (877-785-6786).
3) Provide your Social Security number, or 9-digit internal verification number, plus your Password or 5-digit PIN.
4) Press "0" from the main menu or say "Representative" to speak with a PSR.
5) Request the language you prefer – the PSR will bring an interpreter onto the call to assist.

[4] *Online stock quotes may be delayed.*

[5] *IVR stock quotes are in "real time."*

5

Opening a Merrill Lynch Brokerage Account Online

You must open a Merrill Lynch brokerage account before you can exercise your stock options, or buy or sell DowDuPont common stock. This account is called a Limited Individual Investor Account (Limited IIA), described below. This brokerage account will be used to:

- Exercise stock options
- Sell shares of DowDuPont common stock acquired through your equity plan

It is recommended that you open your brokerage account immediately or, if you are opening your account online, at least 72 hours prior to the date you wish to exercise your stock options or sell vested shares. If you open your account by mail, please allow 10 business days for your form to be processed once it has been received.

A guide to your account

Get detailed instructions for opening your brokerage account and doing much more on Benefits OnLine — **go.ml.com/eqaa**.

Limited Individual Investor Account (Limited IIA)

The Limited IIA is a self-directed, non-interest bearing brokerage account primarily used to exercise stock options and sell DowDuPont stock. With a Limited IIA, you may exercise your stock options online[6] (cashless sell or cashless hold only) or through a PSR (cashless sell, cashless hold, cash purchase, or stock swap). There is no account fee for an active employee, or former employee with exercisable stock options, for a Limited IIA. Please note: fees may apply in other circumstances.[7] You can find additional information on Limited IIAs on Benefits OnLine. See "Steps to Opening Your Brokerage Account" described below.

Steps to Opening Your Brokerage Account

Through Benefits OnLine: You can open a Limited IIA online, as described below. Please allow 72 hours for your account to be visible.

- Log on to the Benefits OnLine website at **www.benefits.ml.com**.
- Enter your User ID and Password.
- Follow the link under **My To-Do List** to get started. As part of the process, you'll be asked to complete your W-8/W-9 tax certification to avoid additional backup tax withholding on your award transactions.

[6]Restrictions apply to Section 16 officers and certain other restricted individuals.

[7]If you are no longer an active employee of the Company and no longer have exercisable stock options, or unvested RSUs, PSUs, or restricted shares, and you maintain a balance (cash or securities), you are subject to an annual account fee of $65. Speak with a Merrill Lynch PSR for more information.

6

7

When You Can Exercise Your Stock Options

The "exercisability" of your stock options depends on the requirements of the stock option grant, described below.

Vesting

Your options become vested after a mandatory waiting period (as stated in each grant's Award Terms) has been completed. This mandatory waiting period must be completed before you can exercise.

Your Exercise Period

Your exercise period commences on the date when a stock option becomes vested and ends on the expiration date. If the expiration date is on a holiday or weekend, the last opportunity to exercise stock options is 4:00 p.m. (ET) on the previous trading day. The Award Terms of your option grant set forth the expiration date and exercise period for your options and explain how a change in employment status affects the exercise period. Stock options granted under the Plan typically expire ten (10) years from the date of grant.

A guide to Stock Options

Get step-by-step instructions for modeling and exercising your stock options on Benefits OnLine — **go.ml.com/eqso**.

BENEFITS ONLINE EDUCATION CENTER

The Education Center includes a variety of general information about equity awards, conducting transactions, your Merrill Lynch brokerage account, and more. You don't even need to log in first. To access this information, just follow these steps:

- Visit Benefits OnLine at **www.benefits.ml.com**
- Select the Education Center tab on the login page
- Select **Equity Awards Education**

Or, if you are already logged in to your account:

- Select the **Education & Planning** tab
- Select **Education Center** followed by **Equity Awards Education**

8

Exercising Your Stock Options

When you exercise stock options, you pay the cost to purchase the shares plus any applicable taxes and fees. Your option exercise cost is equal to the exercise price multiplied by the number of options exercised, plus any applicable taxes and fees. The difference between your stock option exercise cost and the market price of DowDuPont stock is your potential gain. Any potential gain is likely to result in taxable compensation to you. You should discuss the tax consequences of exercising your stock options with your tax advisor before submitting your stock option exercise request.

You can watch the market price of DowDuPont stock and submit your exercise request in a market order when you feel the market price has reached a level that will provide a satisfactory gain. Or, you can place a limit order with a pre-selected price. These choices are explained below.

Market Orders

A "market order" is the instruction to exercise your options immediately in a real-time trade, provided you submit your order during the trading hours of the New York Stock Exchange (NYSE) and market conditions permit execution. Merrill Lynch will execute your exercise at the next available sale price for DowDuPont stock, subject to market conditions.

Limit Orders

A "limit order" is the instruction to exercise your options only when the market price of DowDuPont stock reaches or exceeds a price you set. The current market price of DowDuPont stock is called the Fair Market Value (FMV), and can vary. The exercise price you pay is established on the grant date (or specified in your Award Terms). The difference between your exercise price and the current FMV is your potential gain.

By using a limit order to set the lowest FMV you will accept, you are determining the minimum gain you will have for your option exercise. Limit orders can be used only for cashless stock option exercises (see page 10), and include:

- A day limit order, which remains in effect for the current trading day only. If your request cannot be executed on that day, the order will be cancelled.
- A good 'til cancelled (GTC) order, which remains in effect for 180 calendar days. If the stock reaches the minimum price you set while the day limit or GTC order is in effect, your cashless exercise will be executed, subject to market conditions. If the minimum stock price is not reached while your order is in effect, the order will be cancelled. *Note: You cannot set a price below your option exercise price.*

You may receive partial execution of the sale order you place, resulting in only a portion of your stock options being exercised. Once your exercise has been entered, you should check the exercise confirmation on Benefits OnLine to determine the number of stock options exercised. You may need to re-enter the order for the balance of the options not exercised.

Modeling an Exercise

AwardChoice offers another important tool to help you decide if you want to exercise your stock options at a particular time. Modeling allows you to determine your potential gain. You can model an exercise transaction online, through the IVR or through a PSR.

9

Exercising Your Stock Options

Your Exercise Request

To exercise your stock options, contact Merrill Lynch to submit your request. This section describes that process. When you contact Merrill Lynch, you will need to specify:

- The grant you wish to exercise.
- The number of options to be exercised in each grant (number of shares to be acquired).
- Whether you are placing a market order or a limit order (available for cashless exercises only).
- The exercise method you wish to use.
- How the stock and cash proceeds are to be distributed.

Stock Option Exercise Methods[8]

There are four exercise methods from which to choose. Due to local legal requirements, not all methods are available in all countries; you should consult your Award Terms or local Human Resources organization to understand your exercise restrictions. You can submit stock option exercises through Benefits OnLine or by speaking with a Merrill Lynch PSR. All exercise methods can be modeled on Benefits OnLine, the IVR or through a PSR. We suggest you consult your tax or financial advisor before exercising your stock options.

Note: The Fair Market Value (FMV) used to determine your option gain will vary depending on the exercise method you choose. Any exercise method that involves the sale of DowDuPont common stock will use the sale price received as the FMV. Exercises that do not involve the sale of stock will use the average of the high and low price for DowDuPont common stock on the NYSE on the day of exercise as the FMV.

Cashless Sell Stock

With this method, you exercise your options without any initial cash outlay. All shares resulting from your exercise are sold, and the proceeds are used to pay the exercise cost, applicable tax withholding, and commissions and fees. You can elect to have the net proceeds paid to you by check, wire transfer, or your local payroll, or held in your Merrill Lynch account.

Cashless Hold Stock

With this method, you exercise your options without any initial cash outlay. Enough shares are sold to cover the exercise costs, applicable tax withholding, and commissions and fees. The remaining whole shares are held in your Limited IIA brokerage account awaiting your direction. Any partial share will be converted to cash. You can elect to hold any remaining cash associated with the exercise in your account, have it sent to you by check or wire transfer, or have it deposited directly to a U.S.-based checking or savings account.

[8] If you are a control person or insider, you may be required to file documents with the Securities and Exchange Commission (SEC) in connection with exercising employee stock options or selling any shares of Company stock. The Company also may impose trading windows that impact your ability to exercise or sell. You must contact the Company's legal department before exercising employee stock options or selling Company stock. Section 16 officers and certain other restricted individuals cannot exercise stock options online. If you contact Merrill Lynch to exercise your options or sell Company stock prior to obtaining approval from the Company's Legal Department, there may be a delay in executing the transaction in order to obtain approval.

10

Exercising Your Stock Options

Cash Purchase Exercise

With this method, you acquire all shares from your exercise request. You pay exercise costs, which may include taxes, commissions and fees, and all of the purchased shares are credited to your Merrill Lynch account. You fund your cash purchase exercise by sending a check or wiring funds to Merrill Lynch or having sufficient funds in your Merrill Lynch account prior to placing your exercise order. You must contact a Merrill Lynch PSR for guidance on how to calculate the required tax withholding.

Stock Swap Exercise

With this method, you pay the option exercise price with DowDuPont stock you already own. The stock you own will be valued at the average of the high and low market price of DowDuPont stock on the NYSE on your exercise date.

At the time of exercise, you must present proof of ownership by completing an Attestation Form (available from Merrill Lynch online or from a PSR). An Attestation Form is not needed if the shares are held in your Limited IIA brokerage account. The number of shares acquired through the exercise will be reduced by the number of shares you attested to in the stock swap. Keep in mind that only full shares, not fractional shares, can be purchased with a stock swap exercise. Tax withholding will be satisfied through share withholding. The net number of shares acquired will be credited to your Limited IIA brokerage account awaiting your direction.

Methods of Paying Taxes on Your Stock Option Exercise

The alternatives available to you for paying taxes on your stock option exercise will depend on the exercise method you choose. This chart illustrates the alternatives:

Tax Payment Alternatives for...		
Cash Purchase Exercise	Cashless Exercise	Stock Swap Exercise
Cash payment	Stock sale	Share withholding[9]

[9] Federal taxes for share withholding will be withheld at the current rate unless a higher withholding rate is requested, subject to statutory modifications.

11

Exercising Your Stock Options

Submitting Your Exercise Request

AwardChoice makes it easy to review your equity award information and enter a request to exercise stock options or sell vested shares of stock virtually anytime, anywhere. You can enter your requests through Benefits OnLine or a Merrill Lynch PSR. You can call Merrill Lynch to sell shares of DowDuPont common stock held in your account. To enter a stock option exercise request or sell vested shares of stock, access your brokerage account online or call Merrill Lynch:

- Log on to www.benefits.ml.com by using your User ID and Password, or
- Dial **(877) DD-PLANS (877-337-5267)** from the U.S., Puerto Rico and Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) Enter your Social Security number, or 9-digit internal verification number, and your Password or 5-digit PIN. Press "0" from the main menu or say "Representative" to speak with a PSR.

See Appendix 3 for complete information on contacting Merrill Lynch.

Choosing Payment in Non-U.S. Currencies

If you are located outside the U.S., you may request payments to be made in the currency of another country. You may receive your payment by check or wire transfer. You must specify the country and currency for your payment (by selecting from the available list on Benefits OnLine or advising a PSR) at the time of your stock option exercise request or sale of vested shares. Not all currencies are available; if you request a currency that is not available, your payment will be made in U.S. dollars. To initiate a wire transfer, you must provide wire transfer instructions by contacting a Merrill Lynch PSR. These instructions must be on record before you request a wire transfer.

Note: Additional fees apply for wire transfers and currency conversion (see "Transaction Fees," page 15).

If You Request a Cash Purchase Exercise

You will need to send Merrill Lynch the funds to pay for the cost of the acquired shares, including taxes, commissions and fees, before the exercise is executed. All payments must be in U.S. dollars. Personal, certified or bank checks (payable to Merrill Lynch) are accepted. Checks must be drawn on a U.S. bank. Wire transfers are also accepted. You may establish a cash balance in your brokerage account well ahead of time if you wish, but remember that no interest is paid at any time on cash held in your account. A Merrill Lynch PSR can help you with a cash purchase exercise request.

12

13

Keeping Informed About Your Equity Awards and Brokerage Account

Merrill Lynch provides you with a number of reports about your equity awards, your brokerage account holdings and all of your transactions. These reports include:

- Record keeping statements (for any date range you wish) that provide details regarding the status and the number of stock options in your grants, and of RSUs, PSUs and restricted shares in your account (available online). Annual statements are mailed.
- Brokerage account statements that report your option exercises and cash and securities held in your account, issued each time you have activity in your brokerage account (available online and by mail).
- Confirmations of transactions when you exercise options and/or sell stock (available online and by mail).
- Annual tax-reporting statements (if you have reportable tax information in a given year):
  - Form 1099 for U.S. residents is available online and by mail.
  - Form 1042-S for non-U.S. residents is available only by mail.

If you have a question about any of these reports, please speak with a PSR. Call **(877) DD-PLANS (877-337-5267)** from the U.S., Puerto Rico and Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.)

14

15

Certain Federal Tax Consequences

Set forth below is a discussion of certain federal tax consequences with respect to awards. This discussion is based on an analysis of the U.S. Internal Revenue Code of 1986, as amended ("Code"), as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change. In addition to being subject to the federal tax consequences described below, you may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which you work and/or reside. **YOU ARE URGED TO CONSULT YOUR PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PLAN (OR ANY COMPONENT THEREOF) AND THE ADVISABILITY OF MAKING ANY TAX ELECTIONS.**

To ensure compliance with Treasury Department regulations, you are advised that, unless otherwise expressly indicated, any federal tax advice contained in this Prospectus was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or applicable state or local tax law provisions or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Income Tax

Stock Options

NQSOs

You generally will not recognize taxable income upon the grant of an NQSO. Rather, at the time of exercise of such NQSO, you will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that you recognize as ordinary income.

If shares acquired upon exercise of an NQSO are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time you held such shares. If you exercise through a stock swap, you will recognize no gain or loss for federal income tax purposes to the extent you receive no more shares than you surrendered. In that case, your basis in the new shares will equal your basis in the surrendered shares and the holding period of the acquired shares will include the holding period of the surrendered shares for capital gains purposes. If you receive shares in excess of the number surrendered, you will recognize ordinary income equal to the fair market value of the excess shares reduced by any cash paid as part of the exercise price. Your basis in those shares will equal the ordinary income you recognize plus the cash paid as part of the exercise price, and the holding period of those shares will begin on exercise.

Restricted Stock

You generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the common stock of the Company at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, you recognize ordinary income on account of the lapse of the restrictions. Your tax basis in the shares will equal their fair market value at the time the restrictions lapse, and your holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to you as additional compensation (and not as dividend income).

SARs

A participant who is granted an SAR generally will not recognize any taxable income for federal income tax purposes upon receipt of the SAR. At the time of exercise, however, you will recognize compensation income equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock of the Company received. The Company will not be entitled to a deduction upon the grant of an SAR, but generally will be entitled to a compensation deduction for the amount of compensation income you recognize upon the exercise of the SAR. Your tax basis in any shares of common stock of the Company received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time you held such shares.

16

17

Appendix 1

Additional Prospectus Information

No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer of any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of DowDuPont since the date hereof.

The summary of the Plan contained in this prospectus is subject to the actual terms of the Plan document. The Plan document is available, without charge, at https://inside.dupont.com/hrglobal/Pages/HRD/Long-Term-Incentive.aspx or by contacting the HR Direct Service Center at (844) 387-6684. A participant can also contact the HR Direct Service Center for any other information related to the Plan and its Administrator.

Issuer; Duration

DowDuPont is the issuer of the shares of common stock being offered under the Plan. The shares awarded under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, private transactions or otherwise. Unless terminated earlier by the Board, the Plan will automatically terminate on March 2, 2021. After the termination of the Plan, no additional awards may be granted under the Plan.

Purpose

The Plan is intended to attract, motivate and retain employees, independent contractors, and non-employee directors of the Company, to align the interests of such individuals with those of the Company's stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Code Section 162(m).

General Information

The date of this Prospectus is February 14, 2019.

This Prospectus relates to 64,722,000 shares of DowDuPont Common Stock registered with the Securities and Exchange Commission on Form S-8 (File No. 333-220324, hereafter referred to as the "Registration Statement") and all shares of DowDuPont Common Stock previously registered on Form S-8 for issuance but not yet issued under the Plan as of the date hereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including exhibits thereto, which may be inspected at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies also may be obtained (at prescribed rates). The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and other information.

The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Reports and other information concerning the Company may be inspected and copied at the locations indicated above.

Incorporation of Certain Documents by Reference

The documents incorporated by reference in Item 3 of Part II of the Registration Statement and the description therein of the class of securities offered under the Plan are incorporated herein by reference. All documents subsequently filed by the Company pursuant to section 13(a) or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such document.

18

19

20

Appendix 1

Amendment or Termination

The Board may amend, alter or discontinue the Plan in any respect, except that the Board may not, without the approval of the stockholders of the Company (a) amend the Plan to increase the benefits provided under the plan or (b) materially alter the eligibility provisions of the Plan. No amendment alteration or discontinuation of the Plan may adversely affect a participant's rights under an award previously granted to him or her without his or her consent, or that without the approval of stockholders, would increase the total number of shares of stock reserved for the purposes of the Plan. Also, no amendment to the Plan may be effected without stockholder approval to the extent such approval is required pursuant to the rules of any stock exchange on which Company common stock is listed.

ERISA; Code Section 401(a)

The Plan is not an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and as a result is not subject to the provisions of ERISA. The Plan is not a qualified stock bonus, pension or profit sharing plan as defined in Code Section 401(a) and, accordingly, is not qualified under such section of the Code.

Restrictions on Resale

This Prospectus does not cover sales or other dispositions of the Company's stock received under the Plan by any person who may be deemed to be an affiliated person. Such sales or other dispositions may be made in compliance with the registration requirements of the federal securities laws or the requirements of Rule 144 promulgated thereunder, without being subject to the holding period requirement of such Rule, or may be made pursuant to another exemption from such registration. There will be no such restrictions upon sales or other dispositions of the Company's stock by recipients who are not affiliated persons. An affiliated person, for purposes of the federal securities laws, generally means a senior officer, director or other person who is deemed to control the Company.

21

22

23

24

Appendix 4

Termination of Employment: for Grants in 2019 and Beyond

RSUs	Options	PSUs
Due to Death		
If you are an active employee on or following the Date of Grant, the Restricted Period on all units will lapse.	If you are an active employee on or following the Date of Grant, the options will be exercisable through the date that is two years after the date of your termination of employment or, if earlier, the Expiration Date set forth in the Award Terms. After that date, any unexercised options will expire. Any unvested options as of the date of termination will be automatically vested.	If you are an active employee on or following the Date of Grant and are an active employee through the date of retirement, disability, death or termination of employment, the units will remain subject to the Vesting Terms set forth in the Award Terms. However, the number of units will be prorated based on the number of months you were employed by the Company from the Date of Grant through the end of the Performance Period.
Due to Any Other Reason (such as voluntary termination)		
Units that are subject to a Restricted Period will be forfeited.	Options must be exercised by the date on which you terminate employment.	Units will be forfeited as of the date on which you terminate employment.

For prior year grants, see individual grant terms.

25

26

PROSPECTUS

DOW INC.	THE DOW CHEMICAL COMPANY

Common Stock Preferred Stock Depositary Shares Debt Securities Guarantees Warrants to Purchase Common Stock, Preferred Stock and Debt Securities Stock Purchase Contracts Stock Purchase Units	Debt Securities Guarantees Warrants to Purchase Debt Securities

Pursuant to this prospectus and the relevant prospectus supplement, from time to time, Dow Inc. may sell common stock, preferred stock, depositary shares, debt securities, guarantees, warrants to purchase common stock, preferred stock and debt securities, stock purchase contracts and stock purchase units. Pursuant to this prospectus and the relevant prospectus supplement, from time to time, The Dow Chemical Company may sell debt securities, guarantees and warrants to purchase debt securities. Debt securities sold by Dow Inc. may be fully and unconditionally guaranteed on an unsecured basis by The Dow Chemical Company. See “Description of Debt Securities of Dow Inc.” and “Description of Guarantees of Debt Securities of Dow Inc.” Debt securities sold by The Dow Chemical Company may be fully and unconditionally guaranteed on an unsecured basis by Dow Inc. See “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Dow Inc.’s common stock is traded on the New York Stock Exchange under the symbol “DOW.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or other third parties involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Dow Inc. and The Dow Chemical Company with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement.

This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, if any securities are to be sold by selling security holders, the names of the selling security holders. The prospectus supplement may also add, update or change information contained in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered.

Except as otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” “the Company” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company and its consolidated subsidiaries. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. References to “Dow Chemical” refer to The Dow Chemical Company and its consolidated subsidiaries. Each of Dow Inc. and The Dow Chemical Company is referred to as a “Registrant,” and collectively as “Registrants.”

WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may cease to separately file periodic reports if Dow Inc. provides a guarantee of TDCC’s outstanding debt securities.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

Dow Inc.

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-800-422-8193

However, except for the filings of Dow Inc. or TDCC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents filed with the SEC and documents or information which will be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of Dow Inc. and TDCC for the fiscal year ended December 31, 2024, filed with the SEC on February 4, 2025 (the “2024 10-K”);
•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended March 31, 2025, filed with the SEC on April 25, 2025 (the “Q1 2025 10-Q”);
•

The Current Reports on Form 8-K of Dow Inc. and TDCC, filed with the SEC on January 30, 2025 (SEC Accession No.  0001751788-25-000006), February  3, 2025, March  11, 2025, June 11, 2025 and the Current Report on Form 8-K of Dow Inc. filed with the SEC on April 15, 2025;

•

The description of Dow Inc.’s common stock (incorporated by reference to Exhibit 4.5 to Dow Inc.’s and TDCC’s Current Report on Form 8-K filed with the SEC on February 3, 2025), and any amendment or report filed with the SEC for the purpose of updating the description; and

•

Future filings made by Dow Inc. and TDCC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until each of Dow Inc. and TDCC has sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-800-422-8193.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of the 2024 10-K and under the heading “Risk Factors” in Part II, Item 1A of the Q1 2025 10-Q, each incorporated by reference herein, and any updates thereto in Dow’s subsequent SEC filings. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

THE COMPANY

Dow Inc. was incorporated on August 30, 2018, under Delaware law, to serve as a holding company for TDCC and its consolidated subsidiaries. Dow Inc. operates all of its businesses through TDCC, a wholly owned subsidiary, which was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Registrants’ principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674 and their telephone number is (989) 636-1000.

Dow is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. The Company’s global breadth, asset integration and scale, focused innovation, leading business positions and commitment to sustainability enables the Company to achieve profitable growth and help deliver a sustainable future. Dow operates manufacturing sites in 30 countries and employs approximately 36,000 people. In 2024, Dow delivered sales of approximately $43 billion.

RISK FACTORS

Investing in the securities involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in Part I, Item 1A in the 2024 10-K and under the heading “Risk Factors” in Part II, Item 1A in the Q1 2025 10-Q, and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or other offering material, each Registrant expects to use the net proceeds from sales of any securities described in this prospectus for its general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital.

DESCRIPTION OF CAPITAL STOCK OF DOW INC.

The following summary of Dow Inc.’s common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Dow Inc. is authorized to issue 5,250,000,000 shares of all classes of stock, 5,000,000,000 of which are shares of common stock, par value $0.01 per share, and 250,000,000 of which are shares of preferred stock, par value $0.01 per share. As of March 31, 2025, Dow Inc. had 785,933,796 shares of common stock, $0.01 par value, issued and 706,861,738 shares of common stock outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable. There are no shares of preferred stock outstanding. Series of the preferred stock may be authorized and issued from time to time by the Dow Inc. board of directors, without any stockholder action, with such rights, powers and preferences as the Dow Inc. board of directors may determine. Any additional shares of common stock and preferred stock that Dow Inc. issues pursuant to this prospectus will be fully paid and non-assessable. Neither Dow Inc.’s common stockholders nor preferred stockholders have, or will have, any preemptive rights.

Common Stock

General

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and distributions of Dow Inc., including upon the dissolution of Dow Inc.

Board of Directors

Dow Inc.’s amended and restated bylaws provide that all of Dow Inc.’s directors are elected each year at Dow Inc.’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow Inc.’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow Inc.’s board of directors may not have less than six or more than twenty-one members pursuant to its amended and restated certificate of incorporation and amended and restated bylaws. The actual number of directors is determined by a vote of a majority of Dow Inc.’s entire board of directors. As of the date of this prospectus, Dow Inc. has thirteen members on its board of directors. Vacancies on Dow Inc.’s board of directors and any newly created directorships are filled exclusively by a vote of the majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director, and shall not be filled by the stockholders. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Subject to the rights of holders of preferred stock, directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow Inc.’s capital stock then entitled to vote in the election of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•	surplus; or
•	net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow Inc. common stock are not cumulative. Dow Inc.’s amended and restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

Preferred Stock

Dow Inc.’s amended and restated certificate of incorporation authorizes Dow Inc.’s board of directors, without stockholder approval and subject to the provisions of the amended and restated certificate of incorporation and to the limitations prescribed by the Delaware corporate law, to authorize by resolution or resolutions, from time to time, the issuance of one or more series of preferred stock out of the authorized but unissued shares of preferred stock and with respect to each such series, to fix, by filing a certificate of designation pursuant to the Delaware corporate law setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of Dow Inc.’s board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)	the designation of such series;
(ii)

the number of shares of such series, which number Dow Inc.’s board of director may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Dow Inc., and whether such dividends shall be cumulative or non-cumulative;

(iv)

whether the shares of such series shall be subject to redemption by Dow Inc., in whole or in part, at the option of Dow Inc. or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

(v)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
(vi)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Dow Inc. or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

(vii)	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;
(viii)	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
(ix)	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Dow Inc.

Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock to the extent permitted by law and the terms of any other series of preferred stock.

Selected Provisions in Dow Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow Inc.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow Inc.’s amended and restated bylaws provide that a stockholder may make a nomination of persons for election to the board of directors at an annual stockholders’ meeting only if the stockholder is a stockholder of record entitled to vote at such annual meeting and complies with the notice procedures and disclosure requirements as set forth below and as further detailed in Dow Inc.’s amended and restated bylaws and may propose other business at an annual stockholders’ meeting only if such stockholder gives timely written notice thereof to Dow Inc.’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow Inc.’s Secretary at Dow Inc.’s principal executive offices:

•

not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the anniversary date on which Dow Inc. first distributed its proxy materials for the prior year’s annual meeting; or

•

if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow Inc.’s amended and restated bylaws, of the date of the annual meeting is first made by Dow Inc.

The notice must include the following information as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

•

all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•

such person’s written consent to being named in any related proxy statement and proxy card as a nominee and to serving a full term as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the board of directors as may be in place at any time and from time to time; and

•

any information that such person would be required to disclose pursuant to the second following paragraph below if such person were a stockholder purporting to make a nomination or propose business pursuant thereto.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the proposed business desired to be brought before the meeting;

•

the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow Inc.’s amended and restated bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;
•

a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

•

any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•

a description of all agreements, arrangements, or understandings between or among such stockholder and/or such beneficial owner, or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder and/or such beneficial owner or any of their respective affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder and/or such beneficial owner, or any of their respective affiliates or associates.

The notice must include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•

the name and address of such stockholder, as they appear on Dow Inc.’s books, and the name and address of such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed;

•

the class and number of shares of Dow Inc.’s capital stock which are owned of record and beneficially owned (as defined in Dow Inc.’s amended and restated bylaws) by such stockholder and such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed, as of the date of such stockholder’s notice, and such beneficial owner as of the date of the notice;

•

a written representation that such stockholder is the holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, and an acknowledgment that, if such stockholder (or qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, Dow Inc. need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by Dow Inc.;

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of such stockholder and/or beneficial owner or any of their respective affiliates or associates with respect to shares of Dow Inc.’s capital stock;

•

a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder and/or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act

(regardless of whether the requirement to file a Schedule 13D pursuant to the Exchange Act is applicable to the stockholder or beneficial owner);
•

a representation whether such stockholder or beneficial owner, if any, on whose behalf the nomination or other business is being proposed intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of Dow Inc.’s outstanding capital stock required to approve or adopt the proposal or approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or election;

•

in the event such stockholder or beneficial owner, if any, or any affiliate or associate of any of the foregoing, intends to solicit proxies in support of any proposed nominations of persons for election to the board of directors other than Dow Inc.’s nominees for election to the board of directors, a written statement that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act; and

•

a representation that such stockholder will update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

In addition to the information required above, Dow Inc. may require the stockholder giving notice to furnish such other information as Dow Inc. may reasonably require to determine the requirements above have been met, including the eligibility of a proposed nominee to serve as a director of Dow Inc., including information relevant to a determination whether such proposed nominee can be considered an independent director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof. If requested by Dow Inc., the supplemental information required under this paragraph shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than five business days after the request for subsequent information has been delivered to such stockholder who delivered the notice of nomination.

The above requirements shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified Dow Inc. of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by Dow Inc. to solicit proxies for such meeting.

A stockholder giving notice of any nomination or business to be considered at a meeting of stockholders shall further update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices not later than the close of business five business days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business seven business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-

seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act, such stockholder shall inform Dow Inc. of this change by delivering written notice of such change to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than two business days after the occurrence of such change.

A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the board of directors.

Special Meetings of Stockholders

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called by the Chair upon a written request from stockholders holding at least twenty-five percent of the voting power entitled to vote on the matters to be brought before the special meeting and which request complies with the procedures for calling a special meeting of stockholders as set forth in Dow Inc.’s amended and restated bylaws.

Dow Inc.’s amended and restated bylaws provide that a stockholder notice requesting a special meeting must:

•	be delivered to, or mailed to and received by Dow Inc.’s Secretary at Dow Inc.’s principal executive offices;
•	be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;
•	set forth the purpose of the special meeting; and
•

include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “—Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”) and a representation by the stockholder(s) that it will timely provide such information in accordance with the procedures for stockholder’s notice for proposals to be brought before an annual meeting of stockholders so that the information provided or required to be provided shall be true and correct as of the record date for such special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

Subject to certain exceptions specified in Dow Inc.’s amended and restated bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow Inc.’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow Inc.’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of preferred stock.

Transactions with Interested Stockholders and a Merger or Consolidation

Subject to certain limited exceptions, Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation.

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The DGCL allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow Inc. has not made that election in its amended and restated certificate of incorporation or amended and restated bylaws.

DESCRIPTION OF DEPOSITARY SHARES OF DOW INC.

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts of Dow Inc. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Dow Inc., and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. Dow Inc. will file the applicable deposit agreement with the SEC if Dow Inc. offers depositary shares.

General

Dow Inc. may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event Dow Inc. exercises this option, Dow Inc. will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Dow Inc. and a bank or trust company selected by Dow Inc. and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at Dow Inc.’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with Dow Inc.’s approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Dow Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and Dow Inc. will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Dow Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by Dow Inc. or the depositary only after:

•	all outstanding depositary shares have been redeemed; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Dow Inc.

Charges of Depositary

Dow Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Dow Inc. will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Dow Inc. notice of its election to do so, and Dow Inc. may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from Dow Inc., which are delivered to the depositary and which Dow Inc. is required to furnish to the holders of the deposited preferred stock.

Neither Dow Inc. nor the depositary will be liable if Dow Inc. or the depositary is prevented or delayed by law or any circumstances beyond Dow Inc.’s or the depositary’s control in performing any obligations under the deposit agreement. Dow Inc.’s and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of Dow Inc.’s and the depositary’s duties under the deposit agreement and neither Dow Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and Dow Inc. may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES OF DOW INC.

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time Dow Inc. offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities Dow Inc. is offering.

The debt securities offered by Dow Inc. under this prospectus will be unsecured obligations of Dow Inc. and will be either senior or subordinated debt. The Dow Inc. debt securities will be issued under an indenture (the “Dow Inc. indenture”), to be entered into between Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Dow Inc. Trustee”). The following summary of the debt securities and the Dow Inc. indenture does not purport to be complete and is subject to the provisions of the Dow Inc. indenture, including the defined terms. Whenever we refer to particular defined terms of the Dow Inc. indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the form of Dow Inc. indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

Dow Inc. may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The Dow Inc. indenture does not limit the amount of other indebtedness or securities that Dow Inc. may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of Dow Inc.’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of Dow Inc.’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities. The prospectus supplement will describe the following terms of the debt securities Dow Inc. is offering:

•	the title of the debt securities or the series in which the debt securities will be included;
•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;
•	the price or prices at which the debt securities will be issued;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the date or dates on which the principal amount of the debt securities is payable;
•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which Dow Inc. may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;
•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which Dow Inc. may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;
•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and
•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the Dow Inc. indenture.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Dow Inc. or a third party will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Dow Inc. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations, which apply to any original issue discount securities.

Dow Inc. may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by Dow Inc. or at the office of any transfer agent designated by Dow Inc. for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Dow Inc. indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. Dow Inc. has initially appointed the Dow Inc. Trustee as the security registrar under the Dow Inc. indenture. If a prospectus supplement refers to any transfer agent initially designated by Dow Inc. with respect to any series of debt securities, Dow Inc. may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that Dow Inc. will be required to maintain a transfer agent in each place of payment for the series.

Dow Inc. may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, Dow Inc. will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, Dow Inc. will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by Dow Inc. At Dow Inc.’s option, however, Dow Inc. may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the Dow Inc. Trustee in New York City will be Dow Inc.’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by Dow Inc. for the debt securities will be named in the prospectus supplement. Dow Inc. may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Dow Inc. will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by Dow Inc. to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to Dow Inc. and after the repayment the holder of the debt security or any coupon related to the debt security may look only to Dow Inc. for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;
•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or
•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by Dow Inc., and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the Dow Inc. Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Dow Inc. Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the Dow Inc. Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Dow Inc. or the Dow Inc. Trustee. Under these circumstances, in the event Dow Inc. does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

Dow Inc. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Dow Inc. believes to be reliable, but Dow Inc. takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The Dow Inc. indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” Dow Inc. may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of acquisition of such principal property or to secure the payment of all or any part of the purchase price of such principal property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such principal property or additions thereto);

•	liens existing on the date of the Dow Inc. indenture;
•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time such corporation became or merged into Dow Inc. or a restricted subsidiary;
•

liens executed by any restricted subsidiary of Dow Inc. and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such restricted subsidiary either to Dow Inc. or to any subsidiary of Dow Inc.;

•

liens arising from assignments of money due and to become due under contracts between Dow Inc. or any of its restricted subsidiaries and the United States or any State, or any department, agency or political subdivision thereof;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•	liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal

Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens are limited to such property acquired (including personal property) or constructed or such improvement and to substantially unimproved real property on which such construction or improvement is located; and provided further, that Dow Inc. and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest in additional property of Dow Inc. and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing bullets, inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); and

•

(A) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (B) landlord’s liens on property held under lease, and tenants’ rights under leases; (C) easements; and (D) any other liens of a nature similar to those hereinabove described in this bullet; in each case, which do not, in the opinion of Dow Inc., materially impair the use of such property subject to such lien or covenant in the operation of the business of Dow Inc. or a restricted subsidiary or the value of such property for the purposes of such business.

Limitation on Sale and Lease-Back Transactions

The Dow Inc. indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by Dow Inc. or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow Inc. and a subsidiary or between subsidiaries) unless the net proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined by the board of directors of Dow Inc.) of such property.

Exempted Indebtedness

Dow Inc. or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of Dow Inc. and its restricted subsidiaries incurred after the date of the Dow Inc. indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations of Dow Inc. or any restricted subsidiaries for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Dow Inc. indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of Dow Inc. and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities which could be classified as long-term debt in conformity with generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and
•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Dow Inc. in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in Dow Inc.’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;
•	organizational and development costs;
•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•	unamortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility owned by Dow Inc. or any restricted subsidiary and located within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent of consolidated net tangible assets, other than any such facility or portion of a facility which Dow Inc.’s board of directors reasonably determines is not material to the business conducted by Dow Inc. and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•

substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico; and

•	which owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means any corporation, of which at least a majority of the voting stock is at the time owned, directly or indirectly, by Dow Inc. or by Dow Inc. and one or more of its subsidiaries.

“Voting stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

Consolidation, Merger and Sale of Assets

Dow Inc. may not merge, consolidate, sell or convey all or substantially all of its assets unless:

•	the successor corporation is Dow Inc. or is a domestic corporation that assumes Dow Inc.’s obligations on the debt securities and under the Dow Inc. indenture; and
•	after giving effect to the transaction, Dow Inc. or the successor corporation would not be in default under the Dow Inc. indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Dow Inc. indenture:

(1)	default by Dow Inc. for 30 days in the payment of any installment of interest on the debt securities of that series;
(2)	default by Dow Inc. in the payment of any principal on the debt securities of that series;
(3)	default by Dow Inc. in the payment of any sinking fund installment;
(4)

default by Dow Inc. in the performance, or breach by Dow Inc., of any of the covenants or warranties contained in the Dow Inc. indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by Dow Inc. from the Dow Inc. Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	Dow Inc. commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;
(6)

Dow Inc. becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Dow Inc. indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the Dow Inc. Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, Dow Inc. delivers to the Dow Inc. Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the Dow Inc. Trustee’s expenses and Dow Inc. has cured any defaults under the Dow Inc. indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Dow Inc. indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The Dow Inc. indenture contains a provision entitling the Dow Inc. Trustee, subject to the duty of the Dow Inc. Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Dow Inc. indenture at the request of the holders of the debt securities. The Dow Inc. indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the Dow Inc. Trustee, or exercising any trust or power conferred on the Dow Inc. Trustee, with respect to the debt securities of such series.

The Dow Inc. indenture requires Dow Inc. to file annually with the Dow Inc. Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Dow Inc. Indenture

The Dow Inc. indenture with respect to any series, except for the surviving obligations, including Dow Inc.’s obligation to compensate the Dow Inc. Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or
•

the deposit with the Dow Inc. Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Dow Inc. indenture and the terms of the debt securities of that series.

Modification and Waiver

Dow Inc. and the Dow Inc. Trustee may modify and amend the Dow Inc. indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Dow Inc. indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Dow Inc. Trustee

The Dow Inc. Trustee’s corporate trust office is located at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606.

The Dow Inc. Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time TDCC offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities TDCC is offering.

The debt securities offered by TDCC under this prospectus will be unsecured obligations of TDCC and will be either senior or subordinated debt. The TDCC debt securities will be issued under the indenture (the “TDCC Indenture”), dated as of July 26, 2019, among TDCC, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “TDCC Trustee”). The following summary of the debt securities and the TDCC Indenture does not purport to be complete and is subject to the provisions of the TDCC Indenture, including the defined terms. Whenever we refer to particular defined terms of the TDCC Indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the TDCC Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

TDCC may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The TDCC Indenture does not limit the amount of other indebtedness or securities that TDCC may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of TDCC’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of TDCC’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities.

Under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement (as defined below), Dow Inc. will enter into a supplemental indenture with TDCC and the TDCC Trustee in the form attached as an exhibit to the TDCC Indenture, substantially concurrently with the issuance of such guarantee, pursuant to which Dow Inc. will guarantee all outstanding debt securities and all amounts due under the TDCC Indenture and will become subject to certain covenants and events of default under the TDCC Indenture, including covenants substantially similar to those described in this prospectus under “Description of Debt Securities of The Dow Chemical Company—Certain Covenants Applicable to Senior Debt Securities” and “Description of Debt Securities of The Dow Chemical Company—Consolidation, Merger and Sale of Assets” and in the manner set forth in the TDCC Indenture. See “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

The “Revolving Credit Facility Agreement” means TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of June 6, 2025, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

The prospectus supplement will describe the following terms of the debt securities TDCC is offering:

•	the title of the debt securities or the series in which the debt securities will be included;
•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities; any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the date or dates on which the principal amount of the debt securities is payable;
•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which TDCC may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;
•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which TDCC may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;
•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and
•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the TDCC Indenture.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations which apply to any original issue discount securities.

TDCC may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by TDCC or at the office of any transfer agent designated by TDCC for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the TDCC Indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. TDCC has initially appointed the TDCC Trustee as the security registrar under the TDCC Indenture. If a prospectus supplement refers to any transfer agent initially designated by TDCC with respect to any series of debt securities, TDCC may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that TDCC will be required to maintain a transfer agent in each place of payment for the series.

TDCC may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, TDCC will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, TDCC will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by TDCC. At TDCC’s option, however, TDCC may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the TDCC Trustee in New York City will be TDCC’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by TDCC for the debt securities will be named in the prospectus supplement. TDCC may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that TDCC will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by TDCC to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to TDCC and after the repayment the holder of the debt security or any coupon related to the debt security may look only to TDCC for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;
•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or
•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by TDCC, and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the TDCC Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the TDCC Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the TDCC Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to TDCC or the TDCC Trustee. Under these circumstances, in the event TDCC does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

TDCC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that TDCC believes to be reliable, but TDCC takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The TDCC Indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of acquisition of such principal property or to secure the payment of all or any part of the purchase price of such principal property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such principal property or additions thereto);

•	liens existing on the date of the TDCC Indenture;
•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time such corporation became or merged into TDCC or a restricted subsidiary;
•

liens executed by any restricted subsidiary of TDCC and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such restricted subsidiary either to TDCC or to any subsidiary of TDCC;

•

liens arising from assignments of money due and to become due under contracts between TDCC or any of its restricted subsidiaries and the United States or any State, or any department, agency or political subdivision thereof;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens are limited to such property acquired (including personal property) or constructed or such improvement and to substantially unimproved real property on which such construction or improvement is located; and provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest in additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing bullets, inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); and

•

(A) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (B) landlord’s liens on property held under lease, and tenants’ rights under leases; (C) easements; and (D) any other liens of a nature similar to those hereinabove described in this bullet; in each case, which do not, in the opinion of TDCC, materially impair the use of such property subject to such lien or covenant in the operation of the business of TDCC or a restricted subsidiary or the value of such property for the purposes of such business.

Limitation on Sale and Lease-Back Transactions

The TDCC Indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined by the board of directors of TDCC) of such property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1)	the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the TDCC Indenture and secured by the proscribed liens relating to principal property; plus
(2)

the aggregate discounted value of the obligations of TDCC or any restricted subsidiaries for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the TDCC Indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities which could be classified as long-term debt in conformity with generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and
•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of TDCC in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;
•	organizational and development costs;
•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•	unamortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent of consolidated net tangible assets, other than any such facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•

substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico; and

•	which owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means any corporation of which at least a majority of the voting stock is at the time owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

“Voting stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

Consolidation, Merger and Sale of Assets

TDCC may not merge, consolidate, sell or convey all or substantially all of its assets unless:

•	the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the TDCC Indenture; and
•	after giving effect to the transaction, TDCC or the successor corporation would not be in default under the TDCC Indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the TDCC Indenture:

(1)	default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;
(2)	default by TDCC in the payment of any principal on the debt securities of that series;
(3)	default by TDCC in the payment of any sinking fund installment;
(4)

default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the TDCC Indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the TDCC Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;
(6)	TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days;
(7)	default by Dow Inc. in the performance, or breach by Dow Inc., of its covenant to issue a guarantee as required by the TDCC Indenture; or
(8)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (8) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The TDCC Indenture provides that if an event of default under clauses (1), (2), (3), (4), (7) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the TDCC Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the TDCC Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the TDCC Trustee’s expenses and TDCC has cured any defaults under the TDCC Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the TDCC Indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The TDCC Indenture contains a provision entitling the TDCC Trustee, subject to the duty of the TDCC Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the TDCC Indenture at the request of the holders of the debt securities. The TDCC Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the TDCC Trustee, or exercising any trust or power conferred on the TDCC Trustee, with respect to the debt securities of such series.

The TDCC Indenture requires TDCC to file annually with the TDCC Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the TDCC Indenture

The TDCC Indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the TDCC Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or
•

the deposit with the TDCC Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the TDCC Indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the TDCC Trustee may modify and amend the TDCC Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The TDCC Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the TDCC Trustee

The TDCC Trustee’s corporate trust office is located at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606.

The TDCC Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF DOW INC.

Dow Inc. is a holding company that conducts substantially all of its operations through its subsidiaries and none of its subsidiaries is obligated to make funds available to Dow Inc. for payment on the debt securities of Dow Inc.

TDCC may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Dow Inc. whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

Dow Inc. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by TDCC whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

With respect to debt securities of TDCC, under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement, Dow Inc. will enter into a supplemental indenture with TDCC and the TDCC Trustee in the form attached as an exhibit to the TDCC Indenture, substantially concurrently with the issuance of such guarantee, pursuant to which Dow Inc. will guarantee all outstanding debt securities and all amounts due under the TDCC Indenture and will become subject to certain covenants and events of default under the TDCC Indenture, including covenants substantially similar to those described in this prospectus under “Description of Debt Securities of The Dow Chemical Company—Certain Covenants Applicable to Senior Debt Securities” and “Description of Debt Securities of The Dow Chemical Company—Consolidation, Merger and Sale of Assets” and in the manner set forth in the TDCC Indenture. See “Description of Debt Securities of The Dow Chemical Company.”

TDCC is a direct wholly-owned subsidiary of Dow Inc. and none of Dow Inc.’s subsidiaries is obligated to make funds available to TDCC for payment on the debt securities of TDCC.

DESCRIPTION OF WARRANTS OF DOW INC.

Dow Inc. may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between Dow Inc. and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The description in an accompanying prospectus supplement of any warrants Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Dow Inc. offers warrants.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of debt warrants;
•	the price or prices at which the debt warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;
•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	a discussion of any material United States federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that Dow Inc. may issue:

•	the title of the warrants;
•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT WARRANTS OF THE DOW CHEMICAL COMPANY

TDCC may issue warrants to purchase debt securities. Debt warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The debt warrants are to be issued under warrant agreements to be entered into between TDCC and a bank or trust company, as warrant agent. You should read the particular terms of the debt warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered. The description in an accompanying prospectus supplement of any warrants TDCC offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if TDCC offers warrants.

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of debt warrants;
•	the price or prices at which the debt warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;
•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	a discussion of any material United States federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Debt warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the debt warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the debt warrants represented by the certificate are exercised, a new certificate will be issued for the remaining debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF DOW INC.

Dow Inc. may issue stock purchase contracts that obligate you to purchase from Dow Inc., and obligate Dow Inc. to sell to you, a specified or varying number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Dow Inc. to purchase from you, and obligate you to sell to Dow Inc., a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events. The description in an accompanying prospectus supplement of any stock purchase contract or stock purchase unit Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract or stock purchase unit, which will be filed with the SEC if Dow Inc. offers stock purchase contracts or stock purchase units.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;
•	preferred stock;
•	Dow Inc. debt securities; or
•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require Dow Inc. to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, Dow Inc. may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;
•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and
•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

The Registrants may sell the securities:

•	directly to purchasers, or
•	through agents, underwriters or dealers, or
•	through a combination of any of these methods of sale.

The Registrants may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The Registrants may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Registrants will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

The Registrants may designate agents to solicit offers to purchase the securities from time to time. These agents may be deemed to be underwriters, as defined in the Securities Act, involved in the offer or sale of the securities. The prospectus supplement will name the agents and any commissions the Registrants pay them. Agents may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, under agreements between the Registrants and the agents, and the agents or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If the Registrants use any underwriters in the sale of any of the securities, the Registrants will enter into an underwriting agreement with them at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement that the underwriters use to make resales of the securities. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

If the Registrants use dealers in the sale of the securities, the Registrants will sell the securities to those dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by them at the time of resale. Dealers may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the dealers or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

Shares of Dow Inc. common stock are principally traded on the New York Stock Exchange. Each series of securities will be a new issue and, other than Dow Inc.’s common stock, will have no established trading market. The Registrants may elect to list any series of securities on an exchange, and in the case of Dow Inc.’s common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Registrants will not be obligated to do so. The Registrants can give no assurance as to the liquidity of the trading market for any of the offered securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of the issuance of the securities offered hereby has been passed on by Allen Overy Shearman Sterling US LLP, New York, New York. Certain other legal matters will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Willkie Farr & Gallagher LLP, Chicago, Illinois, will act as legal counsel to the underwriters, agents or dealers.

EXPERTS

The consolidated financial statements and the related financial statement schedule of The Dow Chemical Company and its subsidiaries (“TDCC”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated in this prospectus by reference to TDCC’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of TDCC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Dow Inc. and its subsidiaries (“Dow”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated in this prospectus by reference to Dow’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Dow’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

49